Exhibit 10.2

Certain information in this document, marked with “[***]”, has been omitted because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Execution Version

CREDIT AGREEMENT

Between

FREIGHTCAR AMERICA LEASING 1, LLC,

A Delaware Limited Liability Company

“As Borrower”

and

M & T BANK,

A New York banking corporation

“As Lender”

Dated: To Be Effective As Of April 16, 2019

TABLE OF CONTENTS

ARTICLE 1	CERTAIN DEFINITIONS; RULES OF CONSTRUCTION	1

SECTION 1.01.	CERTAIN DEFINITIONS	1
SECTION 1.02.	TERMS GENERALLY	21
SECTION 1.03.	ACCOUNTING PRINCIPLES	21

ARTICLE 2	CREDIT FACILITIES	22

SECTION 2.01.	CREDIT FACILITY AND LOANS	22
2.01.1.	Note	22
2.01.2.	Procedure For Loan Borrowings	22
2.01.3.	Borrowing Base Requests	22
2.01.4.	Repayment Of The Loans	24
2.01.5.	Permitted Purposes of the Credit Facility and the Loans	24
2.01.6.	Prepayment.	24
SECTION 2.02.	INTEREST TERMS APPLICABLE TO THE CREDIT FACILITY AND THE LOANS	24
2.02.1.	LIBOR Rate Loans	24
2.02.2.	Base Rate Loans	24
2.02.3.	Availability of LIBOR	25
2.02.4.	Illegality	25
2.02.5.	Breakage Costs	25
2.02.6.	Default Interest; Interest After Judgment	26
2.02.7.	Calculation Of Interest	26
2.02.8.	Maximum Rate Of Interest	26
2.02.9.	Late Payment Charges	26
SECTION 2.03.	APPLICATION OF PAYMENTS	26
SECTION 2.04.	INCREASED COSTS	27
2.04.1.	Increased Costs Generally	27
2.04.2.	Capital Requirements	27
2.04.3.	Certificate for Reimbursement	27
2.04.4.	Delay in Requests	27
SECTION 2.05.	TAXES	28
2.05.1.	Payment Free of Taxes	28
2.05.2.	Payment of Other Taxes by the Loan Parties	28
2.05.3.	Indemnification by the Loan Parties	28
2.05.4.	Evidence of Payments	28
2.05.5.	Status of Lender	28
2.05.6.	Treatment of Certain Refunds	30
2.05.7.	Survival	31
SECTION 2.06.	PAYMENTS	31
SECTION 2.07.	ADVANCEMENTS	31
SECTION 2.08.	SWAP OBLIGATIONS; KEEPWELL	31

ARTICLE 3	REPRESENTATIONS AND WARRANTIES	31

SECTION 3.01.	ORGANIZATION AND QUALIFICATION	32
SECTION 3.02.	CAPITALIZATION AND OWNERSHIP	32
SECTION 3.03.	SUBSIDIARIES	32
SECTION 3.04.	POWER AND AUTHORITY	32
SECTION 3.05.	VALIDITY AND BINDING EFFECT	32
SECTION 3.06.	NO CONFLICT	33
SECTION 3.07.	LITIGATION	33
SECTION 3.08.	FINANCIAL CONDITION; FINANCIAL PROJECTIONS	33
3.08.1.	Financial Information	33
3.08.2.	Books and Records	33
3.08.3.	Absence of Material Liability	33

i

3.08.4.	Financial Projections	33
SECTION 3.09.	MARGIN STOCK	34
SECTION 3.10.	FULL DISCLOSURE	34
SECTION 3.11.	TAX RETURNS AND PAYMENTS	34
SECTION 3.12.	CONSENTS AND APPROVALS	34
SECTION 3.13.	NO EVENT OF DEFAULT; COMPLIANCE WITH INSTRUMENTS	34
SECTION 3.14.	COMPLIANCE WITH LAWS	34
SECTION 3.15.	ERISA COMPLIANCE	34
3.15.1.	Plans and Contributions	34
3.15.2.	Pending Claims	35
3.15.3.	ERISA Events	35
SECTION 3.16.	TITLE TO PROPERTIES	35
SECTION 3.17.	INSURANCE	35
SECTION 3.18.	EMPLOYMENT MATTERS	35
SECTION 3.19.	SOLVENCY	35
SECTION 3.20.	MATERIAL CONTRACTS	36
SECTION 3.21.	PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.	36
SECTION 3.22.	LIENS	36
SECTION 3.23.	ENVIRONMENTAL COMPLIANCE	36
SECTION 3.24.	ANTI-MONEY LAUNDERING; INTERNATIONAL TRADE LAW COMPLIANCE; ANTI-TERRORISM	36
SECTION 3.25.	INVESTMENT COMPANY ACT	36
SECTION 3.26.	MANAGEMENT AGREEMENTS	36
SECTION 3.27.	NO MATERIAL ADVERSE EVENT	37

ARTICLE 4	CONDITIONS PRECEDENT	37

SECTION 4.01.	CONDITIONS TO CLOSING	37
4.01.1.	Closing Submissions	37
4.01.2.	Commitment Fee	38
4.01.3.	Lender Expenses	38
SECTION 4.02.	CONDITIONS PRECEDENT TO ADVANCES OF PROCEEDS OF LOANS AFTER CLOSING DATE	38
4.02.1.	Representations And Warranties	38
4.02.2.	Absence Of Defaults And Events Of Default	38
4.02.3.	No Material Adverse Event	38
4.02.4.	Loan Request and Borrowing Base Requirements	38

ARTICLE 5	AFFIRMATIVE COVENANTS	39

SECTION 5.01.	PAYMENT AND PERFORMANCE	39
SECTION 5.02.	INSURANCE	39
SECTION 5.03.	[RESERVED]	39
SECTION 5.04.	NOTICE OF LITIGATION AND PROCEEDINGS	39
SECTION 5.05.	PAYMENT OF LIABILITIES TO THIRD PERSONS	39
SECTION 5.06.	NOTICE OF CHANGE OF BUSINESS LOCATION OR OF JURISDICTION OF ORGANIZATION; NOTICE OF NAME CHANGE OR ANY CHANGE IN OWNERSHIP	40
SECTION 5.07.	PAYMENT OF TAXES	40
SECTION 5.08.	NOTICE OF EVENTS AFFECTING COLLATERAL	40
SECTION 5.09.	REPORTING REQUIREMENTS	41
5.09.1.	Annual Financial Statements	41
5.09.2.	Monthly Financial Statements	41
5.09.3.	Borrowing Base Certificate	41
5.09.4.	Compliance Certificate	41
5.09.5.	Receivables And Accounts Payable Reports	41
5.09.6.	Budget and Projections	41
5.09.7.	Management Changes	41
5.09.8.	Notice of Defaults and Events of Default	42
5.09.9.	[Reserved]	42
5.09.10.	ERISA Event	42

9.06.1.	Successors and Assigns Generally	52
9.06.2.	Assignment by the Lender	52
9.06.3.	Participations	52
9.06.4.	Approval by Borrower	52
9.06.5.	Pledge	52
SECTION 9.07.	SURVIVAL	52
SECTION 9.08.	COUNTERPARTS AND INTEGRATION	53
SECTION 9.09.	ELECTRONIC EXECUTION	53
SECTION 9.10.	SEVERABILITY	53
SECTION 9.11.	GOVERNING LAW	53
SECTION 9.12.	JURISDICTION	53
SECTION 9.13.	VENUE	53
SECTION 9.14.	SERVICE OF PROCESS	54
SECTION 9.15.	WAIVER OF JURY TRIAL	54
SECTION 9.16.	TIME	54
SECTION 9.17.	ACKNOWLEDGMENTS	54
SECTION 9.18.	TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY	54
SECTION 9.19.	USA PATRIOT ACT NOTICE	55

EXHIBITS

Exhibit A	Eligible Railcar Advance Rate Table
Exhibit B	Form of Borrowing Base Certificate
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Guaranty Agreement
Exhibit E	Form of Note
Exhibit F	Form of Loan Request
Exhibit G	Form of Notice and Acknowledgment
Exhibit H-1	Certificate pursuant to §881(c)
Exhibit H-2	U.S. Tax Compliance Certificate
Exhibit H-3	U.S. Tax Compliance Certificate
Exhibit H-4	U.S. Tax Compliance Certificate

SCHEDULES

Schedule 3.20	Material Contracts
Schedule 3.26	Management Agreements
Schedule 6.03	Indebtedness
Schedule 6.08	Transactions with Affiliates

CREDIT AGREEMENT

THIS CREDIT AGREEMENT is dated to be effective as of April 16, 2019, by and between FREIGHTCAR AMERICA LEASING 1, LLC, a Delaware limited liability company (the “Borrower”), and M & T BANK, a New York banking corporation (the “Lender”).

RECITALS:

The Borrower has requested that the Lender extend loans and other financial accommodations to the Borrower as more particularly described in this Credit Agreement.

The Lender has agreed to provide such loans and financial accommodations to the Borrower in accordance with the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and other valuable consideration, and intending to be legally bound hereby, the parties hereby covenant and agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS; RULES OF CONSTRUCTION

Section 1.01.    Certain Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

“Acceptance Fee” means a fee in the amount of Two Thousand Five Hundred Dollars ($2,500.00) payable by the Borrower to the Lender (and as a condition precedent thereto) each time a new group of Railcars for a particular lease (whether through one or more schedules) has been accepted by the Lender to the Borrowing Base.

“Account” means any “account” within the meaning of that term under the Uniform Commercial Code.

“Account Debtor” means any “account debtor” within the meaning of that term under the Uniform Commercial Code, including any Person who is obligated to pay an Account.

“Adjusted Base Rate” means the rate per annum equal to one (1) percentage point above the Base Rate.

“Adjusted LIBOR Rate” means a fluctuating interest rate per annum that is equal to the LIBOR Rate, adjusted daily, plus Two Hundred Five (205) Basis Points.

“Advance Rate” means a percentage of the Fair Market Value of the Eligible Railcars, which shall be limited to not more than eighty-five percent (85%) of the Fair Market Value of such Eligible Railcars in the discretion of the Lender, provided that the Lender shall endeavor to comply (but shall not be obligated to strictly comply) with the advance rate and Railcar type table attached hereto as Exhibit A. The Advance Rate shall be limited to no more than sixty-five (65%) for Eligible Railcars without an attached lease.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Credit Agreement, as it may be amended or modified from time to time, together with all schedules and exhibits hereto.

“Anti-Terrorism Laws” means any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

“Appraisal” means an appraisal addressed to the Lender for the benefit of the Lender, performed by a recognized equipment appraiser with demonstrable experience in appraising Railcars approved by the Lender in its reasonable discretion, and which appraisal is otherwise satisfactory to the Lender, in order to determine the Fair Market Value of Railcars to be financed by the Lender. For the avoidance of doubt, Railroad Appraisal Associates, Biggs Appraisal Service, and RailSolutions, Inc. have been pre-approved as acceptable appraisers.

“Approved Fund” means a Fund that is administered or managed by (a) the Lender, (b) an Affiliate of the Lender, or (c) an entity or an Affiliate of an entity that administers or manages the Lender.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Authorized Person” means, with respect to any Person (other than a natural Person), any officer, partner, manager, member, or other representative authorized to act on behalf of such Person and shall include, with respect to any Loan Party, those Persons duly designated as such in any incumbency certificates delivered to the Lender from time to time. Notwithstanding that individual names of Authorized Persons may have been provided to the Lender, the Lender shall be permitted at any time to rely solely on an individual’s title to ascertain whether that individual is an Authorized Person.

“Availability” means the lesser of (a) the Commitment Amount or (b) the Borrowing Base.

“Bank Products” means any one or more of the following types of services or facilities extended by the Lender or by an Affiliate of the Lender to the Borrower or other Loan Party: treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, returned items, any direct debit arrangement, overdrafts and interstate depository network services).

“Bankruptcy Code” means the bankruptcy code of the United States of America codified in Title 11 of the United States Code.

“Base Rate” means, for any day, the fluctuating rate per annum equal to the highest of (a) the Prime Rate for such day, (b) the Federal Funds Rate in effect on such day plus fifty (50) Basis Points, and (c) the one-month LIBOR Rate, determined on a daily basis, plus one hundred fifty (150)

Basis Points. Any change in the Base Rate shall be effective on the opening of business on the day of such change.

“Base Rate Loan” means any Loan advanced under the Credit Facility which accrues interest at the Adjusted Base Rate, as determined by the Lender.

“Basis Point” means one one-hundredth (.01) of one percent.

“Borrowing Base” means the sum of the Borrowing Base Values for all Eligible Railcars.

“Borrowing Base Certificate” means a Borrowing Base Certificate substantially in the form of Exhibit B attached hereto or in such other form as approved by the Lender.

“Borrowing Base Request Documentation and Requirements” has the meaning given to such term in Section 2.01.3 of this Agreement.

“Borrowing Base Value” means, with respect to each Eligible Railcar, the Advance Rate multiplied by the lesser of Transfer Price or the Fair Market Value, as the case may be. The Borrowing Base Value of (a) Eligible Railcars without attached leases is limited to ten percent (10%) of the Borrowing Base, and (b) Eligible Railcars that are “remanufactured” Railcar units is limited to twenty percent (20%) of the Borrowing Base.

“Borrowing Date” means, any Business Day specified in a Loan Request in accordance with Section 2.01.2 of this Agreement as a date on which the Borrower has requested that the Lender advance a Loan under the Credit Facility.

“Business Day” means (a) any New York Business Day, and (b) if the applicable Business Day relates to any day for the determination of a LIBOR Rate, any day that satisfies the conditions of clause (a) above which is also a London Business Day.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, limited liability company interests or membership interests, and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Loan Parties free and clear of all Liens (other than Permitted Encumbrances): (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than three hundred sixty (360) days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof; (b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is the Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than ninety (90) days from the date of acquisition thereof; (c) commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1”

(or the then equivalent grade) by S&P, in each case with maturities of not more than two hundred seventy (270) days from the date of acquisition thereof; and (d) Investments, classified in accordance with GAAP as current assets of the Loan Parties, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Casualty Event” means with respect to any of the Collateral (a) any loss of, loss of use of, or damage to, theft or disappearance of such Collateral for which any Loan Party receives any insurance proceeds (including Railcar Insurance Proceeds), (b) any condemnation, confiscation, or other taking by a Governmental Authority under a power of eminent domain or otherwise of such Collateral for which any Loan Party receives proceeds or other compensation, (c) any event under a Lease Agreement that would give rise to the applicable lessee’s obligation thereunder to make a payment of the value of any Railcar under the terms of the Lease Agreement, or (d) any other event with respect to any of the Collateral for which any Loan Party receives insurance proceeds (including Railcar Insurance Proceeds), or proceeds of a condemnation or eminent domain award or other compensation.

“CEA” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“CFTC” means the Commodity Future Trading Commission.

“Change in Control” means any event or series of events by which:

(a)        any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the Equity Interests of the Ultimate Parent entitled to vote for members of the board of directors or equivalent governing body of the Ultimate Parent on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right);

(b)        during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Ultimate Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election, appointment or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election, appointment or nomination at least a majority of that board or equivalent governing body or (iii) whose election, appointment or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election, appointment or nomination at least a majority of that board or equivalent governing body;

(c)        Ultimate Parent (A) ceases to own, directly or indirectly, all of the legal and beneficial interests in the Capital Stock of the Guarantor, free and clear of all Liens (except Liens in favor of the Lender), (B) enters into a voting trust or other agreement which in any way (1) limits its ability to exercise the voting power with respect to the Capital Stock of the Guarantor or (2) transfers any of the economic benefits of ownership of such Capital Stock to any other Person with the effect that Ultimate

Parent ceases to maintain all of the benefits of ownership of the Capital Stock of the Guarantor, or (C) ceases to possess, directly or indirectly, a Controlling influence over the Guarantor; or

(d)        The Guarantor (A) ceases to own, directly or indirectly, all of the legal and beneficial interests in the Capital Stock of the Borrower, free and clear of all Liens (except Liens in favor of the Lender), (B) enters into a voting trust or other agreement which in any way (1) limits its ability to exercise the voting power with respect to the Capital Stock of the Borrower or (2) transfers any of the economic benefits of ownership of such Capital Stock to any other Person with the effect that the Guarantor ceases to maintain all of the benefits of ownership of the Capital Stock of the Borrower, or (C) ceases to possess, directly or indirectly, a Controlling influence over the Borrower.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation, or treaty, or in the administration, interpretation, implementation, or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued or promulgated in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing” means the execution and delivery of this Agreement by the parties hereto and satisfaction of all conditions precedent set forth in, and in accordance with, Section 4.01 of this Agreement, or waiver thereof by the Lender in accordance with this Agreement.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means (a) all Railcars held from time to time by the Borrower, together with all accessions, additions, improvements and other equipment or components of any nature from time to time incorporated or installed therein which are property of the Borrower, and all replacements and substitutions therefor, (b) all Lease Agreements and Lease Payments pertaining to such Railcars, and (c) all of the other tangible and intangible assets and personal property of the Loan Parties which are or are intended under the terms of the Security Documents to be subject to Liens in favor of the Lender from time to time to secure the Obligations.

“Collateral Information Certificate” means the Collateral Information Certificate of even date herewith prepared, executed and delivered by an Authorized Person of the Borrower.

“Commitment Amount” means Forty Million Dollars ($40,000,000.00).

“Commitment Fee” means a fee payable by the Borrower to the Lender on the Closing Date in an amount equal to Forty Thousand Dollars ($40,000.00), Ten Thousand Dollars ($10,000.00) of which was paid to the Lender prior to the Closing Date. The Commitment Fee shall be deemed to have been earned in full by the Lender on the Closing Date. The Commitment Fee is not intended to be a payment of any Lender Expenses and shall be payable in full independent of the aggregate amount of the Loans ultimately advanced to the Borrower under the Credit Facility, even if that amount is less than the aggregated stated principal amount of the Note.

“Commitment Period” means with respect to the Credit Facility, the period from and including the Closing Date to but not including the Maturity Date.

“Compliance Certificate” means a certificate provided by the Borrower in accordance with the requirements of Section 5.09.4 of this Agreement substantially in the form of Exhibit C attached hereto, certified by the Chief Executive Officer or Chief Financial Officer of the Ultimate Parent.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contamination” means the presence of any Hazardous Materials at any Property which may require investigation, clean-up or remediation under any Environmental Law.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” means (a) the Borrower, the Guarantor, and any pledgors of Collateral and (b) each Person that, directly or indirectly, is in Control of a Person described in clause (a) above.

“Credit Documents” means collectively, this Agreement, the Note, the Guaranty Agreement, the Security Documents, and all agreements, instruments, certificates, and documents evidencing or securing the Obligations, and all amendments, supplements and other modifications thereto.

“Credit Facility” means the revolving credit facility made available by the Lender to the Borrower in accordance with Section 2.01 of this Agreement, and on the terms and subject to the conditions set forth in this Agreement and the other Credit Documents, in the maximum stated principal amount at any one time outstanding equal to the Commitment Amount.

“Default” means any occurrence, event or condition which with notice, the passage of time, or both would constitute an Event of Default.

“Default Rate” means the per annum rate of interest equal to two (2) percentage points per year above the greater of (a) the Adjusted LIBOR Rate or (b) the Adjusted Base Rate.

“Delaware Divided LLC” means any limited liability company organized or formed under the laws of the State of Delaware upon the consummation of a Delaware LLC Division.

“Delaware LLC Division” means the statutory division of any limited liability company organized or formed under the laws of the State of Delaware into two or more limited liability companies pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Disposition” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction or any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division) of any real or personal property by the Borrower or other Loan Party, including any sale, assignment, transfer or other disposal, with or without recourse, of any Collateral in the Borrowing Base and of any leases, chattel paper, notes or accounts receivable, or any rights and claims associated therewith.

“Dollar,” “Dollars,” “U.S. Dollars” and the symbol “$” means lawful money of the United States of America.

“Eligibility Date” means, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Credit Document (including a grant of a security interest or other Lien) becomes effective with respect to such Swap. For the avoidance of doubt, the Eligibility Date shall be the date such Swap becomes effective if this Agreement or any other Credit Document is then in effect with respect to such Loan Party; otherwise, it shall be the Closing Date with respect to the Borrower or with respect to any other Loan Party the date of execution and delivery of the applicable Credit Documents or the date the grant of a security interest or other Lien by such Loan Party becomes effective unless such Credit Documents specify a subsequent effective date.

“Eligible Contract Participant” means an “eligible contract participant” as defined in the CEA and regulations thereunder.

“Eligible Railcar” means each of the Railcars held by the Borrower, that comply with criteria established in this Agreement and the other Credit Documents, and have been approved by the Lender, in its sole discretion, to be incorporated into the Borrowing Base. Eligible Railcars in no event shall be deemed eligible unless the Railcars are either (a) newly manufactured by the Ultimate Parent and have not been previously used or registered other than to the Borrower at the time of acquisition or (b) remanufactured by the Ultimate Parent and not registered other than to the Borrower at the time of inclusion in the Borrowing Base, and in each case, acquired by the Borrower from the Ultimate Parent at the Transfer Price.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any other Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Cure” has the meaning given such term in Section 8.05 of this Agreement.

“Equity Interest” means, with respect to any Person, the Capital Stock of such Person, warrants, options or other rights for the purchase or acquisition from such Person of Capital Stock of such Person, securities convertible into or exchangeable for Capital Stock of such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all other ownership or profit interests in such Person, whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common Control with any Loan Party or any Subsidiary thereof within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by a Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan, (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.

“Event of Default” has the meaning given to such term in Article 7 of this Agreement.

“Excluded Swap Liabilities” means, with respect to any Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Credit Document that relates to such Swap Obligation (including any guarantee thereof or the granting of a security interest or other Lien to secure such Swap Obligation) is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Credit Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which a guarantee of payment or the granting of a security interest or other Lien is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a co-borrower agreement or a guarantee of a Swap Obligation would cause such obligation to be an Excluded Swap Liability but the grant of a security interest or other Lien would not cause such obligation to be an Excluded Swap Liability, such Swap Obligation shall constitute an Excluded Swap Liability for purposes of the co-borrower agreement or the guaranty (as applicable) but not for purposes of the grant of the security interest or other Lien, and (c) if a Swap Obligation would be an Excluded Swap Liability with respect to one or more of the Loan Parties, but not all of them, the definition of Excluded Swap Liabilities with respect to each such Loan Party shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Swap Liabilities with respect to such Loan Party, and (ii) the particular Loan Party with respect to which such Swap Obligations constitute Excluded Swap Liabilities.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender under any Credit Document, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.05, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 2.05.5 (Status of Lender) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Fair Market Value” means an amount equal to the value that would be obtained in an arm’s length transaction between willing, able and knowledgeable parties acting prudently with an absence of duress and with a reasonable period of time available for marketing, as determined by an Appraisal, or in an amount determined by the Lender in its discretion.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum, (rounded, if necessary, to the next greater 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by the Lender to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Lender (in its individual capacity) on such day on such transactions as determined by the Lender (which determination shall be conclusive and binding, absent manifest error).

“Federal Reserve Board” means the Board of Governors of the United States Federal Reserve System as constituted from time to time.

“Fiscal Quarter” means each three (3) month fiscal period of the Borrower beginning on the first (1st) day of each consecutive January, April, July, and October during the term of this Agreement.

“Fiscal Year” means each 12-month fiscal period of the Borrower beginning each January 1 and ending on the immediately succeeding December 31.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for Tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be recognized by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

“Governing State” means the State of New York.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means FreightCar America Leasing, LLC, a Delaware limited liability company.

“Guaranty Agreement” means the guaranty agreement of the Guarantor, substantially in the form of Exhibit D attached hereto, guaranteeing the repayment and performance of the Obligations, as amended, supplemented, or otherwise modified from time to time by agreement of the Lender and the Guarantor.

“Guaranty Obligation” or “Guarantee” (or “guaranty” or “guarantee”) means any obligation, direct or indirect, by which a Person undertakes to guaranty, assume or remain liable for the payment of another Person’s obligations, including but not limited to (a) endorsements of negotiable instruments, (b) discounts with recourse, (c) agreements to pay upon a second Person’s failure to pay, (d) agreements to maintain the capital, working capital solvency or general financial condition of a second Person, and (e) agreements for the purchase or other acquisition of products, materials, supplies or services, if in any case payment therefor is to be made regardless of the nondelivery of such products, materials or supplies or the non-furnishing of such services.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Identified Institution” means each institution (or divisions of an institution) as agreed to in writing from time to time by the Borrower and the Lender.

“IEEPA” means the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (c) net obligations of such Person under any Swap or Swap Agreement, (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than ninety (90) days after the date on which such trade account payable was created, and obligations to make payments with respect to indemnification, purchase price adjustments, and earnouts in connection with acquisitions made by such Person (it being understood that the foregoing shall not constitute a consent to any acquisition or a waiver of any right of the Lender to consent thereto)), (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, (f) capital leases and Synthetic Lease Obligations, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (h) all Guarantee Obligations of such Person in respect of any of the foregoing. For purposes of this definition, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap or Swap Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning given to such term in Section 9.04 of this Agreement.

“Information” means all information received from the Borrower or any other Loan Party or any of their respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrower or any other Loan Party, provided that, in the case of information received from the Borrower or any other Loan Party after the Closing Date, such information is clearly identified at the time of delivery as confidential.

“Insolvency Proceeding” means, with respect to any referenced Person, any case or proceeding commenced by or against such Person, under any provision of the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law, or any assignments for the benefit of creditors, formal or informal moratoriums, receiverships, compositions or extensions with some or all creditors with respect to any Indebtedness of such Person.

“Interest Coverage Ratio” means for any period for the Borrower, (a) net income/(loss), plus depreciation/amortization, plus Interest Expense, plus taxes, less/plus non-recurring and extraordinary (gains)/losses (including the sale of Railcars), less unfinanced capital expenditures (meaning capital expenditures not financed by debt, net proceeds from sales of assets, or capital contributions), divided by (b) Interest Expense.

“Interest Expense” means, for any period, for the Borrower on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Interest Payment Date” means the first Business Day of the each consecutive calendar month beginning on May 1, 2019.

“Inventory” means any “inventory” within the meaning of that term under the Uniform Commercial Code.

“Investment” means, as to any referenced Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Governmental Authority.

“Lease Agreement” means any agreement to lease specific Railcars (as contrasted to a Master Lease Agreement) or a schedule to a Master Lease Agreement together with such Master Lease Agreement.

“Lease Payments” means with respect to any Lease Agreement, all periodic contractual payments payable by the related lessee to the related lessor for the related Railcars in accordance with the terms of such Lease Agreement, together with all other payments to which the related lessor is entitled pursuant to such Lease Agreement.

“Lender Expenses” means, without duplication (a) reasonable out-of-pocket costs and expenses incurred by the Lender, including the reasonable fees, charges, and disbursements of counsel for the Lender arising out of, pertaining to, or in any way connected with this Agreement, any of the other Credit Documents or the Obligations, or otherwise in connection with the Credit Facility, (b) all costs and reimbursements required to be paid by the Borrower or any other Loan Party to the Lender by the terms of the Credit Documents, (c) taxes and insurance premiums advanced or otherwise paid by the Lender in connection with the Collateral or on behalf of the Borrower (and not paid by the Borrower as and when due), (d) all reasonable out-of-pocket filing and recording costs, and title insurance premiums paid or incurred by the Lender, (e) all reasonable out-of-pocket environmental and consulting fees, audit fees, search fees, appraisal fees, and other expenses paid or incurred by the Lender, (f) reasonable out-of-pocket costs and expenses incurred by the Lender in the collection of the Accounts (with or without the institution of legal action), or to enforce any provision of this Agreement or any other Credit Document, or in gaining possession of, maintaining, handling, evaluating, preserving, storing, shipping, selling, preparing for sale and/or advertising to sell or foreclose upon the Collateral or any other property of the Borrower or of any of the other Loan Parties whether or not a sale is consummated, all in accordance with the Credit Documents, (g) reasonable out-of-pocket costs and expenses of litigation incurred by the Lender, including reasonable attorney’s fees, in enforcing or defending this Agreement or any portion hereof or any other Credit Document, or in collecting any unpaid balances of the Credit Facility or any of the other Obligations, after the occurrence and during the continuance of any Event of Default, (h) reasonable out-of-pocket attorneys’ fees and expenses incurred by the Lender in obtaining advice or the services of its attorneys with respect to the structuring, due diligence, drafting, negotiating, administering the Credit Facility and the Borrowing Base, reviewing, closing, amending, granting consents, waiving, terminating, enforcing, or defending of the Credit Facility, this Agreement, and the other Credit Documents, the administration of the Credit Facility, or any agreement or matter related hereto, whether or not litigation is instituted, and (i) reasonable out-of-pocket travel expenses of the Lender related to any of the foregoing.

“LIBOR Rate” means, the rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) obtained by dividing (a) the one-month interest period London InterBank Offered Rate as set and administered by ICE Benchmark Administration Limited (or such other administrator of such Rate, as may be duly authorized by the UK Financial Conduct Authority or such other proper authority from time to time) (“IBA”) for United States Dollar deposits in the London Interbank Eurodollar Market at approximately 11:00 a.m. London, England time (or as soon thereafter as practicable) each day (or if such day is not a London Business Day, as fixed in the same manner on the immediately preceding London Business Day, which day’s rate shall, unless otherwise provided for, apply to the immediately succeeding non-London Business Days), as reported on Reuters Screen LIBOR01 Page, any successor page thereto, or any other service selected by the Lender which has been nominated by IBA as an authorized information vendor for the purpose of displaying such rates for deposits in Dollars, or, if such rate is not available at such time, as determined by the Lender from any broker, quoting service or commonly available source utilized by the Lender as a basis for such quotations, by (b) a percentage equal to one hundred percent (100%) minus the stated maximum rate of all reserves required to be maintained against “Eurocurrency Liabilities” as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR-based loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States’ office of a lender to United States residents) on such date to any member bank of the United States Federal Reserve System. The LIBOR Rate shall fluctuate and be adjusted with each daily change in such rate. In the event that the Lender is unable to obtain any such quotation of the LIBOR Rate as provided above, it will be deemed that the LIBOR Rate cannot be determined. The practice of rounding to determine LIBOR may be discontinued at any time in the Lender’s sole discretion. If the LIBOR Rate as determined as provided above would otherwise be less than zero, then such rate shall be zero for all purposes related to the Credit Facility (the “Negative Index Restriction”); provided, however, (i) to the extent that a Swap exists between the Borrower and the Lender or between the Borrower and any Affiliate of the Lender in connection with the Credit Facility, the Negative Index Restriction shall not apply to the Credit Facility during such period as the Swap is in effect; and (ii) the Negative Index Restriction shall be deemed to be automatically reinstated with respect to the Credit Facility at such time as any such Swap is terminated, cancelled or otherwise not in effect.

“LIBOR Rate Borrowing” means each amount of the unpaid Loan principal balances which accrue interest at the Adjusted LIBOR Rate.

“LIBOR Rate Loan” means any Loan advance under the Credit Facility that accrues interest at the Adjusted LIBOR Rate, as determined by the Lender.

“Lien” means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

“Loan” means any advance of funds (and all such advances, collectively, “Loans”) made to the Borrower by the Lender under the Credit Facility pursuant to this Agreement, the Note, and the other Credit Documents. The Credit Facility and the Loans are further described in Section 2.01 of this Agreement.

“Loan Parties” means, collectively, the Borrower and the Guarantor.

“Loan Request” means a notice from the Borrower in accordance with Section 2.01.2 hereof.

“London Business Day” shall mean any day on which dealings in United States Dollar deposits are carried on by banking institutions in the London interbank market.

“Management Agreements” means, collectively, the management services agreement or similar agreements between the Borrower and any other Person (including the Ultimate Parent) which is in connection with the Borrower, the Collateral, or any other property, income, or assets of the Borrower which are in effect as of the Closing Date or thereafter, including any Management Agreements as to any Lease Agreements that are “full service leases,” and any amendment or supplement thereto, or replacement therefor which becomes effective after the Closing Date.

“Margin Regulations” means Regulation T, U or X as promulgated by the Federal Reserve Board, as amended from time to time.

“Master Lease Agreement” means an agreement between a proposed lessor of Railcars and a proposed lessee of Railcars setting forth the general terms and provisions governing any such lease, but which agreement does not itself constitute a lease of specific Railcars.

“Material Adverse Event” means any occurrence, condition, or event which results in or causes: (a) a material adverse change in, or have a material adverse effect upon, the operations, businesses, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Borrower or the Guarantor, taken as a whole; (b) a material impairment of the ability of the Borrower or the Guarantor to perform its obligations under any Credit Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or the Guarantor of any Credit Document.

“Material Contract” means any contract, agreement, permit or license, written or oral, of any Loan Party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Event.

“Maturity Date” means April 16, 2021.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which any Loan Party or any member of the ERISA Affiliate is then making or accruing an obligation to make contributions or, within the preceding five (5) plan years, has made or had an obligation to make such contributions.

“New York Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banking institutions in New York, New York are authorized or required by law or other governmental action to remain closed for business.

“Note” means the Revolving Credit Note dated as of even date herewith by the Borrower and payable to the order of the Lender, as the same may be amended, modified, extended, renewed, restated, supplemented, or replaced from time to time. The Note shall be in the form of Exhibit E attached hereto.

“Obligations” means, collectively, the obligations of the Borrower or of any other Loan Party to pay to the Lender or to perform for the benefit of the Lender or any of its Affiliates (a) sums due arising out of or in connection with the Credit Facility, the Loans, or otherwise pursuant to the terms of the Note and the other Credit Documents, including without limitation all unpaid principal, accrued interest (including interest that accrued during any Insolvency Proceedings of the Borrower or of any of the other Loan Parties), fees and expenses, (b) indemnification and reimbursement duties and obligations owed in accordance with the terms of any of the Credit Documents, (c) Lender Expenses, (d) reimbursement, repayment or indemnity obligations owed by the Borrower or by any of the other Loan Parties to the Lender or to an Affiliate of the Lender arising out of or related to Bank Products, (e) all obligations, duties, or sums due to any Swap Provider pursuant to or arising from any Swaps or Swap Agreements, (f) any indebtedness or liability which may exist or arise as a result of any payment made by or for the benefit of the Lender being avoided or set aside for any reason including any payment being avoided as a preference under Sections 547 and 550 of the Bankruptcy Code, as amended, or under any state law governing insolvency or creditors’ rights, and (g) any interest on any portion of the Loans that accrues after the commencement of any Insolvency Proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to the Lender as a recipient of a payment under the Credit Documents, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Tax (other than connections arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Encumbrances” means collectively:

(a)        Liens for Taxes incurred in the ordinary course of business and which are not yet due and payable, or if due and payable, (i) are being contested in good faith and by appropriate and lawful proceedings diligently conducted, but only so long as such proceedings could not subject the Lender to any civil or criminal penalties or liabilities and (ii) for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made and (iii) which shall be paid in accordance with the terms of any final non-appealable judgments or orders relating thereto within thirty (30) days after the entry of such judgments or orders;

(b)        pledges or deposits made in the ordinary course of business to secure payment of worker’s compensation, or to participate in any fund in connection with worker’s compensation, unemployment insurance, old-age pensions, other social security programs or similar programs or to secure liability to insurance carriers under insurance or self-insurance agreements or arrangements;

(c)        Liens of mechanics, materialmen, repairmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default, or if, in any case, such Liens are due and payable, (i) are being contested in good faith and by appropriate and lawful proceedings diligently conducted, (ii) for which such reserves or other appropriate provisions, if any, as required by GAAP shall have been made, (iii) the enforcement thereof has been effectively stayed, and (iv) which shall be paid in accordance with the terms of any final non-appealable judgments or orders relating thereto within thirty (30) days after the entry of such judgments or orders;

(d)        pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amounts due thereunder, or to secure statutory obligations, or surety, appeal, litigation, indemnity, performance or other similar bonds required in the ordinary course of business;

(e)        Liens created by or resulting from any litigation or legal proceedings which are currently being contested in good faith by appropriate and lawful proceedings diligently conducted, the enforcement thereof has been effectively stayed, and for which such reserves or other appropriate provisions and which do not constitute an Event of Default hereunder, and Liens securing judgments for the payment of money not constituting an Event of Default hereunder;

(f)        other Liens incidental to the conduct of the businesses of the Borrower or any other Loan Party or the ownership of their respective properties and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of such properties or assets and or which do not materially impair the use thereof in the operation of the Borrower’s or any other Loan Party’s businesses and which do not constitute an Event of Default hereunder;

(g)        Liens securing the Obligations;

(h)        precautionary financing statements filed in connection with leases of equipment which pertain solely to such leased equipment, and not Railcars or other Collateral;

(i)        Liens securing Indebtedness permitted under clauses “(b)” and “(c)” of Section 6.03; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(j)        Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) that are customary in the banking industry;

(k)        any interest or title of a lessor, sublessor, licensor or sublicensor under leases or licenses of office equipment, furniture, or other fixed assets permitted by this Agreement that are entered into in the ordinary course of business; provided that any Lien for same secures only the purchase price thereof and does not encumber any of the Collateral;

(l)        leases, licenses, subleases, or sublicenses granted to others in the ordinary course of business that do not (i) interfere in any material respect with the ordinary conduct of the business of the Borrower, or (ii) secure any Indebtedness; provided with respect to any lease, license, sublease, or sublicense pertaining to the Collateral, the same shall be subject to a Notice and Acknowledgment in accordance with Section 2.01.3(b) and/or a subordination agreement satisfactory to the Lender;

(m)        Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; and

(n)        Liens securing Indebtedness and other obligations in an aggregate amount not exceeding Two Hundred Fifty Thousand Dollars ($250,000.00) in aggregate amount at any time outstanding, provided that, such Liens do not encumber any Eligible Railcars.

“Permitted Tax Distributions” means, with respect to each taxable year (or portion thereof) with respect to which the Borrower or the Guarantor is a disregarded entity for U.S. federal income Tax purposes: (a) with respect to the Guarantor, distributions in an aggregate amount equal to the federal, state, and local income Taxes that would be payable by the Ultimate Parent taking into account only the income (and loss) of the Guarantor had the Guarantor filed a separate consolidated return with the Guarantor as the “common parent” (within the meaning of Section 1504 of the Code) taking into account all net operating loss carry forwards pursuant to Section 172 of the Code that would have been available to the Guarantor had it filed such a separate return, and subject to the limitations set forth in clause “(b)” of this definition with respect to the Borrower, and (b) with respect to the Borrower, distributions by the Borrower to the Guarantor (and by the Guarantor to the Ultimate Parent) as holder of its Capital Stock in the aggregate amount necessary for such holder to pay federal and state income Taxes resulting solely from the Borrower’s income, and provided such amounts shall not exceed the cumulative sum of income taxes that the Borrower would have paid in respect of federal and state income Taxes if the Borrower had at all times (including at all times prior to the Closing Date) filed a separate federal income tax return taking into account all net operating loss carry forwards pursuant to Section 172 of the Code that would have been available to the Borrower had it filed such a separate return. For purposes of calculating the Permitted Tax Distributions for any calendar year, it is assumed that state income Taxes will be deductible for federal income Tax purposes to the extent permitted under the Code.

“Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA maintained for employees of any Loan Party or any ERISA Affiliate or any such Plan to which any Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Lender, in its sole discretion, as its prime lending rate of interest. Such announced rate bears no inference, implication, representation or warranty that such announced rate is charged to any particular customer or customers of Lender. The Lender’s prime lending rate of interest is but one of several interest rate bases used by the Lender. Changes in the applicable interest rate shall be made as of, and immediately upon the occurrence of, changes in the Lender’s prime rate.

“Prohibited Transaction” means any prohibited transaction as defined in Section 4975 of the Code or Section 406 of ERISA that is not exempt under Section 408 of ERISA and for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

“Property” or “Properties” means the parcels of real property, whether owned in fee or leased, of the Borrower or any of the other Loan Parties.

“Railcar” means a vehicle used for the carrying of cargo on a rail transport system (also referred to as railroad rolling stock), and all accessions thereto, all improvements and other equipment components of any nature from time to time incorporated or installed therein.

“Railcar Equity Value” means the unfinanced portion of the Fair Market Value of each Railcar, including Eligible Railcars, held by the Borrower free and clear of any Liens, other than Liens in favor of the Lender or any other Permitted Encumbrances.

“Railcar Insurance Policy” means with respect to any Railcar, an insurance policy covering physical damage or loss to the Railcar or covering any liabilities arising from the Railcar or the use thereof.

“Railcar Insurance Proceeds” means insurance proceeds paid pursuant to any Railcar Insurance Policy, net of the reasonable costs of collection of such proceeds.

“Regulation D” means certain regulations issued by the Federal Reserve Board generally known as Regulation D and entitled “Reserve Requirements of Depository Institutions,” codified at 12 CFR § 204, et seq., as amended and in effect from time to time.

“Regulatory Change” means any change after the Closing Date in the Laws of the United States, any state thereof, or any other Governmental Authority, or the adoption or making after such date, of any interpretations, changes in convention, directives or requests applying to a class of depository institutions, including the Lender, of or under any Laws of the United States, any state thereof, or any other Governmental Authority (whether or not any such interpretation, directive or request has the force of Law).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Anti-Terrorism Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any applicable Anti-Terrorism Laws.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Restricted Payment” means collectively, with respect to any Loan Party (a) any dividend or other payment or distribution, direct or indirect, on account of any Equity Interest in such Person now or hereafter outstanding, except a payment, dividend or distribution payable solely in the Equity Interests of such Person, (b) any redemption, repurchase, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by such Person of any Equity Interest in such Person now or hereafter outstanding, (c) any payment made by such Person to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Equity Interests in such Person now or hereafter outstanding, or (d) any payment by such Person of any management, consulting or similar fees which are not payments in amounts comparable to sums paid in the marketplace by entities comparable to the payor for similar services to unrelated employees for services actually performed.

“RGC” means the Office of the Registrar General of Canada or any successor agency thereto.

“RGC Filings” means any filing required by applicable Law to be made with the RGC to perfect or otherwise register a security interest in or Lien on any Railcar owned by the Borrower.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sanctioned Country” means a country subject to the sanctions program identified on the list maintained by OFAC and available at https://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx or as otherwise published from time to time.

“Sanctioned Person” means (a) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at https://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, or (b)(i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Security Agreement” means the Security Agreement of even date herewith by and between the Borrower and the Lender, as amended, modified and supplemented from time to time.

“Security Documents” means, collectively, all security agreements, pledges, mortgages, collateral assignments, deeds of trust, control agreements, or other agreements, instruments, documents or filings pursuant to which the Borrower or any of the other Loan Parties, from time to time, pledges or grants Liens in the Collateral for the benefit of the Lender, including but not limited to the Security Agreement.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to pay its debts and other liabilities as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or about to be engaged, as the case may be. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“STB” means the United States Surface Transportation Board or any successor agency thereto.

“STB Filings” means any filing required by applicable Law to be made with the STB to perfect or otherwise register a security interest in or Lien on any Railcar owned by the Borrower.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent.

“Swap” means any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

“Swap Agreement” means any “Swap Agreement” as defined in §101(53B) of the Bankruptcy Code.

“Swap Obligations” means all obligations or sums due to any Swap Provider under or in connection with any Swap or Swap Agreement.

“Swap Provider” means the Lender or any Affiliate of the Lender that has entered into, or subsequently enters into a Swap or Swap Agreement from time to time with the Borrower or any other Loan Party.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements: (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s); and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include the Lender or any Affiliate of the Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax, or penalties applicable thereto.

“Threshold Amount” means Two Hundred and Fifty Thousand Dollars ($250,000.00).

“Transfer Price” means an amount equal to the Ultimate Parent’s actual cost to manufacture the applicable Railcar (including labor, materials, and manufacturing overhead) plus five percent (5%) of such cost.

“Ultimate Parent” means FreightCar America, Inc., a Delaware corporation.

“Ultimate Parent Credit Agreement” means the Credit Agreement dated as of July 26, 2013 by and between Bank of America, N.A., as Administrative Agent, the lenders party thereto, and the Ultimate Parent, as the same may be amended, modified, extended, renewed, restated, supplemented, refinanced or replaced from time to time by Bank of America, N.A. and the Lenders party thereto or another administrative agent, lender, or lender group.

“Ultimate Parent Credit Facility” means the credit facility provided to the Ultimate Parent pursuant to the Ultimate Parent Credit Agreement.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as adopted and in effect from time to time in the Governing State.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.05.5(b)(ii)(C).

Section 1.02.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (g) each reference to a time shall be a reference to the prevailing Eastern U.S. time, and (h) Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 1.03.    Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. In the event GAAP changes after the Closing Date in a manner that causes noncompliance with the covenants hereof, the parties hereto shall agree in good faith to modify the covenants and the related defined terms to compensate for such change in GAAP.

Notwithstanding anything in this Agreement to the contrary, the unfinanced portion of the Railcars held by the Borrower shall be classified as equity (rather than a liability) on Borrower’s balance sheet.

ARTICLE 2

CREDIT FACILITIES

Section 2.01.    Credit Facility and Loans. Subject to the terms and conditions of this Agreement and the other Credit Documents, the Lender agrees during the Commitment Period, and in the absence of any continuing Defaults, Events of Default or Material Adverse Events, to extend a revolving credit facility to the Borrower from time to time until the Maturity Date; provided, however, that the unpaid principal balances advanced and outstanding under the Credit Facility shall not at any time exceed the Availability. The Borrower shall not request any Loans under the Credit Facility which would cause the unpaid principal balances outstanding under the Credit Facility to exceed the Availability. In the event that the unpaid principal balance of the Credit Facility exceeds the Availability, the Borrower shall reduce the unpaid principal balance of the Loans outstanding under the Credit Facility to an amount not in excess of the Availability by payment to the Lender within five (5) Business Days of any reduction in Availability due to a reduction in Borrowing Base Value evidenced by the Borrower’s monthly reporting as set forth in Section 5.09 hereof, as set forth in Section 2.01.3 hereof as a result of an Appraisal (or re-Appraisal) of the Collateral, as a result of a Casualty Event as set forth in Section 5.02, or as a result of (and as a condition precedent to) any of the actions set forth in Section 4.12 of the Security Agreement that upon giving effect thereto, determined in the judgment of the Lender, result in a reduction of the Borrowing Base Value of the affected Collateral, including related Railcars. Subject to the satisfaction of the terms and conditions of this Agreement and of the other Credit Documents, the Borrower may borrow, repay, and reborrow under the Credit Facility (in whole or in part) until the Maturity Date.

2.01.1. Note.  The Loans and obligations of the Borrower to repay the Credit Facility and the Loans to the Lender shall be evidenced by the Note. The Borrower shall deliver the Note on the date of Closing to the Lender executed by an Authorized Person of the Borrower.

2.01.2. Procedure For Loan Borrowings.  The Borrower shall deliver to the Lender an irrevocable, written, fully completed notice in the form attached hereto as Exhibit F (“Loan Request”) executed by an Authorized Person of the Borrower (which Loan Request must be received by the Lender prior to 11:00 a.m. Eastern Time) at least Three (3) Business Days prior to the requested Borrowing Date. Each Loan Request shall be accompanied by a Borrowing Base Certificate and all of the required Borrowing Base Request Documentation and Requirements (to the extent not previously provided to the Lender). Loan Requests may be delivered to the Lender via facsimile or by other electronic transmission, it being agreed that the Lender may rely on the authority of the Person making any such request without receipt of any other confirmation. Each Loan shall be in an amount not less than Five Hundred Thousand Dollars ($500,000).

2.01.3. Borrowing Base Requests.  In connection with the Borrower’s request to add Eligible Railcars to the Borrowing Base, the following agreements, documents, information, and requirements (collectively, “Borrowing Base Request Documentation and Requirements”) shall be provided or caused to be provided by the Borrower or delivered to the Lender by third parties, in each case at the Borrower’s expense, as conditions precedent to such approval.

(a)        With each request, the Borrower shall deliver to the Lender (i) a complete and reasonably detailed list of all Railcars to be added, (ii) inspection reports, if available with respect to such Railcars, (iii) specifications of such

Railcars, (iv) Appraisals of such Railcars previously obtained by the Borrower, if applicable, (v) copies of the Lease Agreements, assignments, and all additional lease documentation with respect to such Railcars, (vi) financial statements of the lessee with respect to each such Railcar, (vii) pro forma covenant compliance, (viii) such additional information as may be reasonably requested by the Lender from the Borrower.

(b)        Upon Lender acceptance of a Railcar as an Eligible Railcar, (i) the Lender shall have received (A) Lien searches or other evidence that such Railcar is (or, pursuant to a payoff and release letter from each applicable creditor and advance of relevant funds will be) free and clear of Liens and (B) evidence that all filings, deposits, registrations and recordings with the STB, RGC (if such Railcar is loading or unloading in Canada), and any other applicable regulatory authority have been accomplished and relevant Lien filing and priority legal opinion(s) with respect to such filing and the priority thereof have been delivered, and (ii) the Borrower shall deliver to Lender with respect to such Eligible Railcar, (A) original lease documentation, including a Notice and Acknowledgement (in the form attached hereto as Exhibit G) from the lessee, (B) evidence of insurance required to be maintained by the terms of the Credit Documents, (C) if the subject Lease Agreement is a “full service lease,” confirmation that a Management Agreement, and assignment thereof as collateral security to the Lender, and consent of applicable manager to such assignment remain in full force and effect, (D) satisfactory title and record search reports and opinions and equipment location and utilization reports with regard to the Railcar, if required by Lender, (E) receipt of landlord’s waivers for any locations of Collateral not delivered on the Closing Date and required to be delivered under this Agreement, (F) an updated certificate of an Authorized Person of the Borrower (which may be included as part of the Loan Request) addressing the matters set forth in clause “(i)” of section 4.01.1 hereof, and (G) payment of the Acceptance Fee.

(c)        The Lender will endeavor to render a decision with respect to a requested new Railcar transaction in no more than ten (10) Business Days after receipt of all deliverables from the Borrower with respect to such transaction.

(d)        In addition to any other requirements as to Borrowing Base eligibility set forth in this Agreement, the Borrower must satisfy the following requirements on an ongoing basis with respect to each Railcar in order to maintain the status of such Railcar as an “Eligible Railcar” for inclusion in the Borrowing Base: (i) delivery to the Lender of annual financial statements of the applicable lessee with respect to such Railcar, (ii) delivery to the Lender of annual evidence of insurance satisfactory to the Lender, prior to the expiration of the then-current evidence of insurance, (iii) delivery of notice to the Lender of any changes to the lease documentation within fifteen (15) days thereof, and (iv) delivery of notice to the Lender of any Events of Default under the Lease Agreements (as defined therein) within thirty (30) days of the Borrower receiving notice or obtaining knowledge of any such Event of Default; provided, however, in the case of any Event of Default for failure to timely pay sums due under a Lease Agreement, the Borrower is obligated to deliver notice to the Lender of such Event of Default under this Section 2.01.3(d)(iv), only if such sums are past due for more than forty-five (45) days after the date on which such sums were due under the Lease Agreement (after expiration of any applicable cure periods thereunder), and then in such instance, delivery of the notice to the Lender shall be made within ten (10) days thereafter.

(e)        An Appraisal addressed to the Lender for the benefit of the Lender shall be conducted annually, at Borrower’s expense, for each Eligible Railcar. The Lender shall maintain the right to order one equipment inspection annually, at Borrower’s expense. The Lender shall also have the right to order more than one Appraisal annually at Lender’s expense and to conduct periodic Collateral audits and inspections, provided that, in each case, so long as no Default or Event of Default has occurred and is continuing, Lender shall provide reasonable notice and such audits and inspections shall be conducted during normal business hours and in such a manner as to not unduly interfere with the Borrower’s business or the business of any third-party in possession of the Collateral.

2.01.4. Repayment Of The Loans.  The Borrower unconditionally promises to pay to the Lender the then unpaid principal amount of the Loans on or before the Maturity Date (or on any earlier date on which the Loans or any portion thereof become due and payable as required by the stated provisions of this Agreement). The Borrower unconditionally promises to pay all interest which has accrued upon the unpaid principal amount of the Loans from time to time outstanding from the Closing Date until the date of payment in full of the Loans at the rates per annum and on the dates set forth in Section 2.02 of this Agreement. All sums due to the Lender in connection with the Loans and the Credit Facility shall be paid in full on or before the Maturity Date.

2.01.5. Permitted Purposes of the Credit Facility and the Loans.  The proceeds of the Loans under the Credit Facility shall be used by the Borrower solely to finance the cost to purchase newly manufactured Railcars and remanufactured Railcar units from the Ultimate Parent at the Transfer Price.

2.01.6. Prepayment.  Subject to Section 2.02.5, the Borrower may prepay the Loans in whole or from time to time in part without premium or penalty upon not fewer than three (3) Business Days’ irrevocable written notice to the Lender.

Section 2.02. Interest Terms Applicable To The Credit Facility and the Loans.  Interest shall accrue upon the unpaid principal balances of the Loans until the Loans have been repaid in full at the rate or rates described below in this Section 2.02. Accrued interest shall be paid in arrears on the applicable Interest Payment Dates.

2.02.1. LIBOR Rate Loans.  Interest shall accrue each day on the unpaid principal balance of any LIBOR Rate Loan, from and including the date of advance thereof to, but not including, the date such LIBOR Rate Loan is paid in full (or converts to a Base Rate Loan), at the Adjusted LIBOR Rate in effect for that day. The applicable Adjusted LIBOR Rate shall be determined each day using the LIBOR Rate in effect for that day, which, if such day is not a London Business Day, shall have been fixed on the nearest preceding London Business Day. Except as set forth below in this Section, all Loans shall be LIBOR Rate Loans.

2.02.2. Base Rate Loans.  Interest shall accrue each day on any Base Rate Loan, from and including the first day a Loan becomes a Base Rate Loan to, but not including, the day such Base Rate Loan is paid in full or converted to a LIBOR Rate Loan, at a rate per annum equal to the Adjusted Base Rate in effect each day. Any change in the Adjusted Base Rate shall be effective on the date of such change.

2.02.3. Availability of LIBOR.  If at any time: (a) the Lender has determined that a Regulatory Change or a change in market conditions has made it impractical for the Lender to offer pricing based on the Adjusted LIBOR Rate; (b) the Lender determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate; or (c) the Lender determines that the LIBOR Rate will not adequately and fairly reflect the cost to the Lender of making or maintaining the proposed LIBOR Rate Borrowing; then the Lender shall give notice thereof to the Borrower as promptly as practicable thereafter and, until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist, all LIBOR Rate Loans shall be converted to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if the Lender determines that the LIBOR Rate cannot be ascertained, be determined by the Lender without reference to the LIBOR Rate component of the Base Rate). The Lender shall promptly (as soon as practicable thereafter) notify the Borrower if and when the Lender determines that the circumstances that led to the Lender’s determination and notice under this Section 2.02.3 no longer exist, whereupon any outstanding Base Rate Loans shall automatically convert to LIBOR Rate Loans.

2.02.4. Illegality.  If the Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender to make, maintain or fund the LIBOR Rate Loans, or to determine or charge interest rates based upon the LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of the Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by the Lender to the Borrower, (a) any obligation of the Lender to make or continue LIBOR Rate Loans or to convert Base Rate Loans to LIBOR Rate Loans shall be immediately suspended, and (b) if such notice asserts the illegality of the Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the LIBOR Rate component of the Base Rate, the interest rate on which Base Rate Loans of the Lender shall, if necessary to avoid such illegality, be determined by the Lender without reference to the LIBOR Rate component of the Base Rate, in each case until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, immediately upon demand from the Lender, at the Borrower’s option, convert all LIBOR Rate Loans of the Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Lender without reference to the LIBOR Rate component of the Base Rate), or pay to the Lender the aggregate principal amount of all affected LIBOR Rate Loans then outstanding and (ii) if such notice asserts the illegality of the Lender determining or charging interest rates based upon the LIBOR Rate, the Lender shall during the period of such suspension compute the Base Rate applicable without reference to the LIBOR Rate component thereof until the Lender determines that it is no longer illegal for the Lender to determine or charge interest rates based upon the LIBOR Rate. Upon any such prepayment or conversion, the Borrower shall also pay to the Lender accrued interest on the amount so paid together with any related Lender Expenses. The Lender shall promptly (as soon as practicable thereafter) notify the Borrower if and when the Lender determines that the circumstances that led to the Lender’s determination and notice under this Section 2.02.4 no longer exist, whereupon any outstanding Base Rate Loans shall automatically convert to LIBOR Rate Loans.

2.02.5. Breakage Costs.  The Borrower agrees to compensate the Lender from time to time, upon demand from the Lender, for all losses, expenses, lost earnings, costs and liabilities (including all interest paid to lenders of funds borrowed by the Lender to carry LIBOR Rate Borrowings) which the Lender sustains as a result of any failure by the Borrower to borrow a LIBOR Rate Borrowing on the date for such borrowing specified in the relevant notice given by the

Borrower to the Lender in accordance with the terms of this Agreement. A certificate of the Lender setting forth any amount or amounts that the Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

2.02.6. Default Interest; Interest After Judgment.  Notwithstanding anything to the contrary set forth in this Agreement and without limiting any other rights and remedies of the Lender, upon and after the occurrence and during the continuance of any Event of Default the Lender may elect, without prior notice (a) to convert any LIBOR Rate Loans to Base Rate Loans and to suspend the right of the Borrower to borrow at the Adjusted LIBOR Rate, without waiving its rights to have any such outstanding principal balances accrue interest at the Default Rate and/or (b) increase the rate of interest to the Default Rate. If judgment is entered against the Borrower on account of the Credit Facility, the Loans, the Note, this Agreement, or the Credit Documents, the amount of the judgment entered (which may include principal, interest, fees, and costs) shall bear interest at the higher of the maximum interest rate imposed upon judgments by applicable Law or the Default Rate, to be determined on the date of the entry of the judgment.

2.02.7. Calculation Of Interest.  Interest on unpaid balances of the Loans and other Obligations shall be calculated on the basis of the actual days elapsed in a year of 360 days, or, in the case of Base Rate Loans, 365 or 366 days, as the case may be.

2.02.8. Maximum Rate Of Interest.  Any provision contained in the Credit Documents to the contrary notwithstanding, the Lender shall not be entitled to receive or collect, nor shall the Borrower be obligated to pay, interest, fees, or charges thereunder in excess of the maximum rate of interest permitted by any applicable Law, and if any provision of this Agreement, the Note or any of the other Credit Documents is construed or held by any court of law or Governmental Authority having jurisdiction to permit or require the charging, collection or payment of any amount of interest in excess of that permitted by such Laws, the provisions of this Section shall control and shall override any contrary or inconsistent provision. The intention of the parties is to at all times conform strictly with all applicable usury requirements and other Laws limiting the maximum rates of interest which may be lawfully charged upon the Loans. The interest to be paid pursuant to the Note shall be held subject to reduction to the amount allowed under said usury or other Laws as now or hereafter construed by the courts having jurisdiction, and any sums of money paid in excess of the interest rate allowed by applicable Law shall be applied in reduction of the principal amount owing pursuant to the Note.

2.02.9. Late Payment Charges.  Any payment of principal, interest or fees due upon the Loans (including any final payment) which is received by the Lender more than fifteen (15) calendar days after its due date shall incur a late payment charge equal to two percent (2%) of the amount of the payment due, which charge shall be immediately due and payable. The existence of the right by the Lender to receive a late payment charge shall not be deemed to constitute a grace period or provide any right to the Borrower to make a payment other than on such payment’s scheduled due date.

Section 2.03. Application Of Payments.  Except as expressly required to the contrary by the terms of this Agreement, all payments received upon the Loans may be applied first to Lender Expenses, next to late payment charges, then to accrued interest and then to the unpaid principal balance of the Loans, or in such other order of application as elected by the Lender.

Section 2.04.    Increased Costs.

2.04.1. Increased Costs Generally.  If any Change in Law shall:

(a)        impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by the Lender (except any reserve requirement reflected in the Adjusted LIBOR Rate);

(b)        subject the Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)        impose on the Lender or the London Interbank Market any other condition, cost or expense (other than Taxes) affecting this Agreement or any Loans made by the Lender;

and the result of any of the foregoing shall be to increase the cost to the Lender of making, converting to, or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Lender, the Borrower will pay to the Lender, such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

2.04.2. Capital Requirements.  If the Lender determines that any Change in Law affecting the Lender, regarding capital requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement, or the Loans, to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Lender, such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.

2.04.3. Certificate for Reimbursement.  A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in this Section 2.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

2.04.4. Delay in Requests.  Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate the Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that the Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.05.    Taxes.

2.05.1. Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party hereunder and under any Credit Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Loan Party shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower or other applicable Loan Party shall make such deductions and (c) the Borrower or other applicable Loan Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law. For the avoidance of doubt, for purposes of this Section 2.05 references to “applicable Law” shall include FATCA.

2.05.2. Payment of Other Taxes by the Loan Parties.  Without limiting the provisions of Section 2.05.1 above, the Borrower and each other applicable Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

2.05.3. Indemnification by the Loan Parties.  The Loan Parties shall indemnify the Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Lender, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

2.05.4. Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.05, the Borrower shall deliver or cause such other Loan Party to deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

2.05.5.    Status of Lender.

(a)        If the Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document, the Lender shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not the Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(b)        Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(i)        any Lender that is a U.S. Person shall deliver to the Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement, executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax.

(ii)        any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

(A)     in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)     executed copies of IRS Form W-8ECI;

(C)     in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(D)     to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(iii)        any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower to determine the withholding or deduction required to be made; and

(iv)        if a payment made to the Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so. Notwithstanding the foregoing, the Borrower and M & T Bank, as Lender, have agreed that each of them shall deliver to the other prior to the Closing Date, an executed copy of IRS Form W-9, certifying that it is exempt from U.S. federal backup withholding Tax.

2.05.6. Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.05 (including by the payment of additional amounts pursuant to this Section 2.05), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.05.6 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.05.6, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.05.6 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

2.05.7. Survival.  Each party’s obligations under this Section 2.05 shall survive any assignment of rights by, or the replacement of, the Lender, the termination of the Credit Facility and the repayment, satisfaction or discharge of all obligations under the Loans, the Credit Facility, this Agreement, or any Credit Document.

Section 2.06.    Payments. All payments received by the Lender which are to be applied to reduce the Obligations shall be provisional and shall not be considered final unless and until such payment is not subject to avoidance under any provision of the Bankruptcy Code, as amended, including Sections 547 and 550, or any state law governing insolvency or creditors’ rights. If any payment is avoided or set aside under any provision of the Bankruptcy Code, including Sections 547 and 550, or any state law governing insolvency or creditors’ rights, the payment shall be considered not to have been made for all purposes of this Agreement and the Lender shall adjust the Lender’s records to reflect the fact that the avoided payment was not made and has not been credited against the Obligations.

Section 2.07.    Advancements. If the Borrower or any other Loan Party fails to perform any of its respective agreements or covenants contained in the Credit Documents or if the Borrower or any other Loan Party fails to protect or preserve the Collateral or any other security for the Obligations or the status and priority of the Liens of the Lender in the Collateral or in any other security for the Obligations, the Lender may make advances to perform the same on behalf of the Borrower or other Loan Party to protect or preserve the Collateral or any other security for the Obligations or the status and priority of the Liens of the Lender in the Collateral or in any other security for the Obligations, and all sums so advanced shall immediately upon such advance become secured by the Liens granted in the Credit Documents and any other security for the Obligations, and shall become part of the principal amount owed to the Lender with interest to be assessed at the Default Rate. The Borrower shall repay on demand all sums so advanced on the Borrower’s behalf, plus all expenses or costs incurred by the Lender, including reasonable legal fees, with interest thereon. The provisions of this Section shall not be construed to prevent the institution of the rights and remedies of the Lender upon the occurrence of an Event of Default. The authorization contained in this Section is not intended to impose any duty or obligation on the Lender to perform any action or make any advancement on behalf of the Borrower and is intended to be for the sole benefit and protection of the Lender.

Section 2.08.    Swap Obligations; Keepwell. Notwithstanding anything to the contrary contained in this Agreement or any of the other Credit Documents, any Swap Obligations of any Loan Party that is not an Eligible Contract Participant shall not include any Excluded Swap Liabilities; provided however, to the extent that a Loan Party is an Eligible Contract Participant, such Loan Party (in addition to its other Obligations and agreements hereunder), hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party in respect of the Swap Obligations. The obligations of each Loan Party , to the extent that it is an Eligible Contract Participant, under this Section 2.08 shall remain in full force and effect until indefeasible payment in full in cash of all of the Obligations and termination of this Agreement and the other Credit Documents. Each Loan Party, to the extent that such Loan Party is an Eligible Contract Participant, intends that this Section 2.08 constitute, and this Section 2.08 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the CEA.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

The Borrower makes the following representations and warranties to the Lender as of the Closing Date and, as of each date on which any Loan under the Credit Facility is requested or made:

Section 3.01.    Organization and Qualification. Each Loan Party (a) is a limited liability company duly organized, validly existing and, as applicable, in good standing under the Laws of the state of incorporation or organization of such Loan Party, (b) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, and (c) is duly licensed or qualified and in good standing in all jurisdictions where the property owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified could not reasonably be expected to result in, a Material Adverse Event.

Section 3.02.    Capitalization and Ownership. As of the Closing Date, the authorized Capital Stock and the issued and outstanding Capital Stock of the respective Loan Parties consists of those membership interests described in the Collateral Information Certificates given by the Loan Parties as of the Closing Date. All of the Capital Stock of the Loan Parties indicated as issued and outstanding has been validly issued and is fully paid and nonassessable. As of the Closing Date, there are no options, warrants or other rights outstanding to purchase any Capital Stock of any Loan Party, except as disclosed by the Collateral Information Certificates.

Section 3.03.    Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries. As of the Closing Date, the Guarantor has no Subsidiaries other than the Borrower and any other Subsidiary listed in the Collateral Information Certificate given as of the Closing Date. The Guarantor has good and marketable title to all the Capital Stock of the Borrower and any other of its Subsidiaries, free and clear of any Lien other than Permitted Encumbrances. All of the issued and outstanding Capital Stock of the Borrower and each other Subsidiary of the Guarantor are fully paid and non-assessable. As of the Closing Date, there are no options, warrants or other rights outstanding to purchase any shares of Capital Stock of the Borrower or any other Subsidiary of the Guarantor, nor are any securities of any such Subsidiary convertible into or exchangeable for their Capital Stock. Except for any investments in such assets permitted under the provisions of this Agreement, and except for the Guarantor’s ownership of all of the Capital Stock in the Borrower and any such other Subsidiary listed in the Collateral Information Certificate, no Loan Party owns directly or indirectly any Capital Stock of any other Person, no Loan Party is a partner (general or limited) of any partnership, and no Loan Party is a party to any joint venture and or otherwise owns (beneficially or of record) any Equity Interest or similar interest in any other Person.

Section 3.04.    Power and Authority. Each of the Loan Parties has the full power to enter into, execute, deliver, carry out and perform this Agreement and the other Credit Documents to which it is a party, to incur the Indebtedness contemplated by the Credit Documents and to perform its respective obligations under the Credit Documents to which it is a party and all of such actions have been duly authorized in each instance by all necessary company proceedings.

Section 3.05.    Validity and Binding Effect. This Agreement has been, and each Credit Document, when executed and delivered by the respective Loan Parties, will have been, duly and validly executed and delivered by the Loan Parties which are signatories thereto. This Agreement and each of the other Credit Documents executed and delivered by the respective Loan Parties will, upon such execution and delivery, constitute the legal, valid and binding obligations of such Loan Parties, enforceable against the respective Loan Parties in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization moratorium or similar laws affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity.

Section 3.06.    No Conflict. Neither the execution and delivery by the Borrower of this Agreement nor the execution and delivery by any other Loan Party of any Credit Documents to which it is a party, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof by the Borrower or the other Loan Parties will (a) conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the Organization Documents of the Borrower or any other Loan Party or (ii) any Law or any agreement or instrument or order, writ, judgment, injunction or decree to which the Borrower or any other Loan Party is a party or by which it is bound or to which it is subject, which conflict, default or breach could reasonably be expected to result in a Material Adverse Event, or (b) result in the creation or enforcement of any Lien upon any property (now or hereafter acquired) of the Borrower or any other Loan Party (other than Liens securing the Obligations and the Permitted Encumbrances).

Section 3.07.    Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened in writing against any Loan Party at law or in equity, before any Governmental Authority which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Event. No Loan Party is in violation of any order, writ, injunction or decree of any Governmental Authority, the violation of which could reasonably be expected to result in a Material Adverse Event.

Section 3.08.    Financial Statements; Financial Projections.

3.08.1. Financial Information.  All information (other than the projections described in Section 3.08.4), which has been provided or made available prior to the Closing Date to the Lender by the Loan Parties or any of their representatives in connection with the Credit Facility, this Agreement, and the transactions contemplated thereby and hereby is compete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading.

3.08.2. Books and Records.  The books of account and other financial records of the Loan Parties as in effect on the Closing Date are correct and complete in all material respects, represent actual, bona fide transactions and have been maintained in accordance with sound business and accounting practices. As of the Closing Date, the Loan Parties maintain an adequate system of internal accounting controls and do not engage in or maintain any off-the-books accounts or transactions.

3.08.3. Absence of Material Liability.  As of the Closing Date, neither of the Loan Parties has any material liabilities of any kind, whether direct or indirect, fixed or contingent or otherwise, not disclosed in writing to the Lender.

3.08.4. Financial Projections.  The Borrower has delivered to the Lender financial projections of the Loan Parties for the period commencing January 1, 2019 and ending December 31, 2019. Such projections have been prepared in good faith by the Loan Parties on the basis of the assumptions stated therein, which assumptions were believed by the Loan Parties to be fair in light of the conditions existing at the time of delivery of such projections, and represented at the time of delivery, the Loan Parties’ reasonable estimate of the future financial condition and performance set forth and the intentions of the management of the Loan Parties. In the reasonable judgment of the Loan Parties, such projections accurately reflect the liabilities of the Loan Parties on the Closing Date, after giving effect to the transactions contemplated by this Agreement. Except as disclosed in writing to the Lender prior to the Closing Date, no events have occurred since the preparation of the projections which would cause the projections, taken as a whole, not to be reasonably attainable.

Section 3.09.    Margin Stock. None of the Loan Parties engages or intends to engage principally, or as one of its important activities, in the business of incurring Indebtedness or extending credit to others for the purpose, immediately, incidentally or ultimately, of purchasing or carrying “margin stock” (within the meaning of Regulation U issued by the Federal Reserve Board). No part of the proceeds of any Loan or other extension of credit under the Credit Facility or this Agreement has been or will be used, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund or retire Indebtedness originally incurred for such purpose. As of the Closing Date neither of the Loan Parties intends to hold any margin stock.

Section 3.10.    Full Disclosure. Neither this Agreement nor any Credit Document, nor any certificate, statement, agreement or other document furnished to the Lender by the Loan Parties pursuant to or in connection with this Agreement or any Credit Document, contains any misstatement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading; provided that, with respect to financial projections, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.11.    Tax Returns and Payments. All federal and state tax returns that are required by applicable Law to be filed by either of the Loan Parties have been filed or properly extended. All taxes, assessments and other governmental charges levied upon the Loan Parties, or any of their respective properties, assets, income or franchises which are due and payable have been paid in full other than (a) those presently payable without penalty or interest, (b) those which are being contested in good faith by appropriate proceedings, and (c) those which, if not paid, would not, in the aggregate, constitute a Material Adverse Event; and as to each of items (a), (b) and (c) the Loan Parties have established reserves for such claims as have been determined to be adequate by application of GAAP consistently applied. Except as disclosed in writing to the Lender prior to the Closing Date, there are no agreements or waivers extending the statutory period of limitations applicable to any consolidated federal income tax return of the Loan Parties for any period.

Section 3.12.    Consents and Approvals. No consent, approval, exemption, order or authorization of, or a registration or filing with any Governmental Authority or any other Person is required by any Law or any material agreement (other than the Credit Documents) in connection with the execution, delivery and carrying out of this Agreement and the Credit Documents to which any Loan Party is a party, other than (a) the filing of UCC financing statements, (b) STB Filings and RGC Filings, and (c) those that have been duly obtained and remain in full force and effect.

Section 3.13.    No Event of Default; Compliance with Instruments. No event has occurred and is continuing and no condition exists or will exist after giving effect to this Agreement, the Credit Facility, or any of the Loans which constitutes a Default, an Event of Default, or a Material Adverse Event. Neither of the Loan Parties is in violation of any terms of its Organization Documents.

Section 3.14.    Compliance with Laws. The Loan Parties are in compliance in all material respects with all applicable Laws in all jurisdictions in which they are presently or will be doing business, the non-compliance with which could reasonably be expected to result in a Material Adverse Event.

Section 3.15.    ERISA Compliance.

3.15.1. Plans and Contributions.  Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws, except for such noncompliance that could not reasonably be expected to, result in a Material Adverse Event. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (“IRS”) or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Except to the extent that the same could not reasonably be expected to, result in a Material Adverse Event, the Loan Parties and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

3.15.2. Pending Claims.  There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to result in a Material Adverse Event. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Event.

3.15.3. ERISA Events.  Except to the extent that the same could not reasonably be expected to, result in a Material Adverse Event (a) no ERISA Event has occurred or is reasonably expected to occur, (b) no Loan Party and no ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (c) no Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan, and (d) no Loan Party and no ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

Section 3.16.        Title to Properties. The Loan Parties have good title to, or a valid leasehold interest or license in, all their respective real and personal property.

Section 3.17.    Insurance. There are in full force and effect for the benefit of the Loan Parties insurance policies and bonds providing adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each of the Loan Parties in accordance with prudent business practices in the respective industries of the Loan Parties for companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Parties operate. As of the Closing Date, and, as of each subsequent reaffirmation of this representation and warranty, except as otherwise previously disclosed in writing to the Lender, no notice has been given or claim made and to the knowledge of the Borrower, no grounds exist, to cancel or void any of such policies or bonds or to reduce the coverage provided thereby.

Section 3.18.    Employment Matters. Each of the Loan Parties is in material compliance with all employment agreements, collective bargaining agreements and labor contracts and all applicable Laws relating thereto, the non-compliance with which could reasonably be expected to, result in a Material Adverse Event. There are no outstanding grievances, arbitration awards or appeals relating to any of the foregoing agreements or contracts, or, to the knowledge of the Borrower, threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of the Borrower or any other Loan Party which could reasonably be expected to result in a Material Adverse Event. All payments due or to become due from the Borrower or any other Loan Party on account of obligations in respect of employee health and welfare insurance which could reasonably be expected to, result in a Material Adverse Event if not paid have been paid or, in the case of such amounts not yet due, have been recorded as liabilities on the books of the respective Loan Parties.

Section 3.19.    Solvency. As of the Closing Date, and as of the date of each advance of the proceeds of any Loan under the Credit Facility and after giving effect to such advances, the Loan Parties, taken as a whole, are Solvent.

Section 3.20.    Material Contracts. Except as otherwise disclosed on Schedule 3.20 and, in each instance in which the representations and warranties of this Section are given or deemed given on a date subsequent to the Closing Date, or as theretofore otherwise disclosed to the Lender in writing, all Material Contracts relating to the business operations of the Loan Parties, are valid, binding and enforceable upon the Loan Parties, and to the knowledge of the Borrower, the other parties thereto, without any material defaults thereunder.

Section 3.21.    Patents, Trademarks, Copyrights, Licenses, Etc. Each of Loan Parties owns or possesses the right to use all the patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights which are materially necessary to own and operate its assets and to carry on its business as presently conducted and as planned to be conducted by such Loan Party, without known possible, alleged or actual conflict with the rights of others, which conflicts could reasonably be expected to result in a Material Adverse Event.

Section 3.22.    Liens. The Liens in the Collateral granted to the Lender pursuant to the Credit Documents constitute and will continue to constitute valid and enforceable Liens under all applicable Laws, having the priority required herein and in the other Credit Documents, and are entitled to all the rights, benefits and priorities provided by applicable Law. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower or another Loan Party.

Section 3.23.    Environmental Compliance. The Loan Parties in the ordinary course of their businesses conduct assessments of their compliance obligations pursuant to Environmental Laws and the effect of existing Environmental Laws on their businesses, operations and properties, and of the potential for the Loan Parties to incur any Environmental Liabilities, and as a result thereof the Borrower in conjunction with the other Loan Party has reasonably concluded that the application of any such Environmental Laws and potential Environmental Liabilities could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Event.

Section 3.24.    Anti-Money Laundering; International Trade Law Compliance; Anti-Terrorism. No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or through any third party: (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law. The Loan Parties have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, in each case, if applicable to the Loan Parties, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

Section 3.25.    Investment Company Act. No Loan Party or Person Controlling a Loan Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 3.26.    Management Agreements. All Management Agreements in effect as of the Closing Date are listed on Schedule 3.26 attached hereto. The Management Agreements are in full force and effect and to the knowledge of the Borrower are each binding and enforceable against the manager thereunder. No material default by any Loan Party under any of the Management Agreements has occurred and is continuing and no material default by the respective manager under any of the Management Agreements has occurred and is continuing for a period longer than thirty (30) days. For the avoidance of doubt, the Borrower hereby represents and warrants to the Lender that no material default by any party to any Management Agreement has occurred and is continuing as of the Closing Date

Section 3.27.    No Material Adverse Event. Since formation of the Loan Parties there have been no changes in the business condition (financial or otherwise), operations, performance, or assets of the Loan Parties which individually or in the aggregate could reasonably be expected to constitute or result in a Material Adverse Event.

ARTICLE 4

CONDITIONS PRECEDENT

Section 4.01.    Conditions to Closing. The obligations of the Lender to make any advances of Loans under the Credit Facility are subject to the satisfaction on or before the Closing Date of the following conditions precedent:

4.01.1. Closing Submissions.  The Lender’s receipt of the following, in form and substance reasonably satisfactory to the Lender and its counsel: (a) executed counterparts of this Agreement and the other Credit Documents; (b) the Note executed by the Borrower in favor of the Lender; (c) a Guaranty Agreement executed by the Guarantor; (d) such certificates of resolutions or other action by the respective governing bodies of the Borrower, the Guarantor, and the Ultimate Parent (as required pursuant to the terms of the respective Organization Documents for the Borrower, the Guarantor, and the Ultimate Parent), incumbency certificates and/or other certificates of Authorized Persons of each of the Loan Parties and Ultimate Parent as the Lender may require evidencing the identity, authority and capacity of each Authorized Person thereof authorized to act as an Authorized Person in connection with the Credit Facility, this Agreement, and the other Credit Documents to which such Loan Party is a party, or in the case of the Ultimate Parent as to which the Loan Parties have agreed that certificates will be provided by officers of the Ultimate Parent; (e) for each of the Borrower and the Guarantor, receipt and satisfactory review of (i) all Organization Documents of each Loan Party, including certified certificates of formation and all other Organization Documents, (ii) any agreements among holders of Equity Interests in each Loan Party, and (iii) certificates of good standing from the jurisdiction of its formation and any jurisdiction in which its ownership, lease or operation of properties or the conduct of its business requires it to be qualified to do business, except where the failure to be qualified could not reasonably be expected to result in a Material Adverse Event; (f) a favorable opinion of counsel to the Loan Parties, addressed to the Lender subject only to qualifications and assumptions that are reasonably acceptable to the Lender and its counsel; (g) satisfactory record search reports with respect to the Borrower and its assets and properties; (h) satisfactory search results and opinions for the Collateral as of Closing, and evidence that the Lender will hold perfected first priority Liens in the Collateral, except for Permitted Encumbrances; (i) a certificate of an Authorized Person of each Loan Party certifying (i) that the representations and warranties contained in the Credit Documents are true, accurate and complete in all material respects as of the Closing Date (except to the extent that such representations and warranties refer to any earlier date, in which case they shall be true and correct in all material respects as of such earlier date), (ii) that all consents, licenses, permits, registrations, and approvals material to the ownership of the Collateral and required for the execution, delivery, and performance of the Credit Facility and the Credit Documents to which it is a party by such Loan Party, or to the enforceability of such Credit Documents against such Loan Party, have been duly obtained, (iii) the absence of any continuing Defaults or Events of Default, and (iv) no Material Adverse Events exist as of the Closing Date and no event exists that is reasonably likely to cause a Material Adverse Event; (j) satisfactory evidence of termination of the Ultimate Parent Credit Agreement and the Ultimate Parent Credit Facility; (k) evidence that all insurance required to be maintained by the terms of the Credit Documents is in effect; (l) copies of all Management Agreements in effect as of the Closing Date and/or upon giving effect to Closing, and all amendments and supplements thereto together with an assignment of the Management Agreements to the Lender as collateral security for the Obligations and the acknowledgment and consent of the manager thereunder to such assignment; (m) the delivery of all leases for all Properties leased by the Borrower together with landlord waivers for such Properties (whether from third-party or affiliated landlords) where the Borrower’s books and records are located or Collateral in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) is stored by the Borrower, in each case in form and substance reasonably satisfactory to the Lender; (n) all documentation and other information required by the Lender in accordance with all applicable banking laws and regulations in effect as of the Closing Date, including, without limitation, the USA PATRIOT Act; (o) an acknowledgement and agreement by and between the Borrower and the Lender as to the agreed upon Identified Institutions; and (p) such other assurances, certificates, documents, consents or opinions as the Lender reasonably may require.

4.01.2. Commitment Fee.  The Borrower shall have paid the Commitment Fee on or before the Closing Date. For the avoidance of doubt, the portion of the Commitment Fee in the amount of $10,000 paid by the Borrower on or about December 18, 2018 upon acceptance of the commitment letter for the Credit Facility shall be credited to the amount of the Commitment Fee due and payable on the Closing Date.

4.01.3. Lender Expenses.  The Borrower shall have paid in full all Lender Expenses to the extent invoiced prior to the Closing Date.

For the avoidance of doubt, the Borrower has elected not to request any Loans on the Closing Date.

Section 4.02.     Conditions Precedent To Advances Of Proceeds Of Loans After Closing Date. The obligations of the Lender to honor any request for the advance of any Loans after the Closing Date shall be subject to the satisfaction of the following conditions precedent:

4.02.1. Representations And Warranties.  The representations and warranties set forth in this Agreement or in any other Credit Document, or which are contained in any certificate or document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of any such Loan, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

4.02.2. Absence Of Defaults And Events Of Default.  No continuing Default or Event of Default shall exist, or would result from such Loan.

4.02.3. No Material Adverse Event.  No Material Adverse Event shall have occurred since the Closing Date and be continuing and no event exists that is reasonably likely to cause a Material Adverse Event.

4.02.4. Loan Request and Borrowing Base Requirements.  Receipt by the Lender of: (a) a duly executed and satisfactorily completed Loan Request; and (b) a Borrowing Base Certificate and, if applicable, all other Borrowing Base Request Documentation and Requirements.

ARTICLE 5

AFFIRMATIVE COVENANTS

The Borrower agrees that until the payment and satisfaction in full of all of the Obligations, it will comply with and cause the other Loan Parties to comply with the covenants set forth in this Article 5.

Section 5.01.    Payment and Performance. All Obligations shall be paid and performed in full when and as due, or within any applicable grace period provided in this Agreement.

Section 5.02.    Insurance. The Borrower shall obtain and maintain such insurance coverages in full force and effect for the benefit of the Loan Parties providing adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each of the Loan Parties in accordance with prudent business practices in the respective industries of the Loan Parties for companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Parties operate. Without limitation to the foregoing, the Borrower and the other Loan Parties shall each maintain fire and extended coverage casualty insurance covering the Collateral and their respective assets in amounts reasonably satisfactory to the Lender consistent with prudent practices and sufficient to prevent any co-insurance liability (which amount shall be the full insurable value of the assets and properties insured unless the Lender in writing agrees to a lesser amount), naming the Lender as sole lender loss payee and/or additional insured with respect to the Collateral, with insurance companies and upon policy forms which are reasonably acceptable to and approved by the Lender. The Loan Parties shall submit to the Lender copies of the casualty insurance policies and copies of paid receipts evidencing payment of the premiums due on the same. The casualty insurance policies shall be endorsed so as to make them noncancellable unless thirty (30) days prior notice of cancellation is provided to the Lender. On an ongoing basis, so there is no lapse of coverage or lapse in the related lender loss payee endorsements on file with the Lender, the Borrower shall deliver or cause to be delivered to the Lender, not less than thirty (30) days prior to the scheduled expiration or lapse of such insurance coverage, evidence reasonably satisfactory to the Lender of renewal or replacement coverage, including lender loss payee endorsements, and full payment of all premiums due on same. Upon the occurrence of any Casualty Event, the Borrower shall promptly pay, or cause to be paid to the Lender (in cash or as cash proceeds of any insurance policy) the amount necessary to reduce the unpaid principal balance of the Loans outstanding under the Credit Facility to an amount not in excess of the Borrowing Base Value upon giving effect to the reduction in Borrowing Base Value of the Eligible Railcars affected by the Casualty Event, in the judgment of the Lender. Without limitation to the foregoing, the Borrower shall comply with all insurance requirements set forth in the Security Agreement, which requirements shall be cumulative to the requirements set forth above.

Section 5.03.    [Reserved].

Section 5.04.    Notice Of Litigation And Proceedings. Within fifteen (15) days of the Borrower or any Loan Party receiving notice or obtaining knowledge thereof, the Borrower and each other Loan Party shall give notice to the Lender of any action, suit, citation, violation, direction, notice or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting such Loan Party, or the assets or properties thereof, which, if determined adversely to such Loan Party (a) could require it to pay over more than the Threshold Amount or deliver assets the value of which exceeds that sum, or (b) could reasonably be expected to result in a Material Adverse Event.

Section 5.05.    Payment Of Liabilities To Third Persons. The Borrower and each other Loan Party shall pay when and as due, or within applicable grace periods, all liabilities due to third persons, except when the amount thereof is being contested in good faith by appropriate proceedings (and provided that adequate reserves therefor in accordance with GAAP are established and maintained) or the failure to pay could not reasonably be expected to result in a Material Adverse Event.

Section 5.06.    Notice Of Change Of Business Location Or Of Jurisdiction of Organization; Notice of Name Change or Change in Ownership. Each of the Borrower and the other Loan Parties shall notify the Lender not fewer than thirty (30) days in advance of (a) any change in the location of its existing chief executive office or of the jurisdiction in which it is organized, and (b) any change in or addition to the locations at which any material portion of the Collateral (or other property securing the Obligations, other than Railcars which are subject to a Lease Agreement) is kept. Without limitation to the foregoing clauses “(a)” and “(b),” the Borrower shall advise the Lender of the establishment of any new, or the discontinuation of any existing, places of business as part of its Compliance Certificate delivery. Prior to moving any Collateral to any location not owned by a Loan Party (other than deliveries to Account Debtors of sold or leased goods and Railcars which shall be subject to the provisions in the Security Documents), each Loan Party shall obtain and deliver to the Lender, if the total amount of Collateral at such location, has a value in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) an agreement, in form and substance reasonably acceptable to the Lender, pursuant to which the owner of such location shall: (i) subordinate any rights which it may have, or thereafter may obtain, in any of the Collateral to the rights and security interests of the Lender; and (ii) allow the Lender reasonable access to the Collateral in order to remove the Collateral or other property from such location. The Borrower and each other Loan Party shall notify the Lender not fewer than thirty (30) days in advance of any changes to its name. The Borrower shall notify the Lender not fewer than thirty (30) days in advance of any change in ownership of the Borrower or within three (3) Business Days after it learns of any material change in ownership of the Ultimate Parent (provided such notice shall not constitute a waiver of any Change in Control resulting from such change in ownership); provided, however, in no event shall any such notice constitute a waiver of any Change in Control or any Default or Event of Default arising therefrom.

Section 5.07.    Payment of Taxes. Each of the Borrower and the other Loan Parties shall pay or cause to be paid when and as due all Taxes imposed upon it or on any of its property or which it is required to withhold and pay over to the taxing authority or which it must pay on its income, except where contested in good faith, by appropriate proceedings and at its own cost and expense; provided, however, that no Loan Party shall be deemed to be contesting in good faith by appropriate proceedings unless, (a) such proceedings operate to prevent the taxing authority from attempting to collect the Taxes, (b) the Collateral is not subject to sale, forfeiture or loss during such proceedings, (c) the applicable Loan Party’s contest does not subject the Lender to any liabilities owed to or claims from the taxing authority or any other person, (d) the applicable Loan Party establishes appropriate reserves in accordance with GAAP for the payment of all Taxes, court costs and other expenses for which such Loan Party would be liable if unsuccessful in the contest, (e) the applicable Loan Party prosecutes the contest continuously to its final conclusion or, provided the same does not result in the entry of continuance of any Lien, enters into an agreement with the appropriate Governmental Authority to settle such contest, and (f) at the conclusion or settlement of the proceedings, the applicable Loan Party promptly pays all amounts determined to be payable, including but not limited to all taxes, legal fees and court costs.

Section 5.08.    Notice Of Events Affecting Collateral.    The Borrower shall, within five (5) Business Days, report to the Lender (a) any reclamation, return or repossession of Collateral included in the Borrowing Base and all matters materially affecting the value, enforceability, or collectability of such Collateral included in the Borrowing Base, taken as a whole, or (b) with respect to Goods (as defined in the UCC), not included in the Borrowing Base, any reclamation, return or repossession of such Collateral having a value in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), and all other matters materially affecting the value, enforceability or collectability of such Collateral taken as a whole.

Section 5.09.    Reporting Requirements. The Borrower shall submit, or cause the other Loan Parties or the Ultimate Parent, as the case may be, to submit, the following items to the Lender:

5.09.1. Annual Financial Statements.  As soon as available and in any event within one hundred twenty (120) calendar days after the end of each Fiscal Year, the Borrower shall submit or cause to be submitted to the Lender (a) a management-prepared financial statement, including a balance sheet of the Loan Parties as of the end of such Fiscal Year and a statement of income and retained earnings of the Loan Parties for such Fiscal Year, and a statement of cash flow of the Loan Parties for such Fiscal Year, certified by the Chief Executive Officer or the Chief Financial Officer of the Ultimate Parent, and (b) in the event the same is no longer available through the Ultimate Parent’s SEC 10-K reporting, an annual audited financial statement of the Ultimate Parent accompanied by an auditor’s opinion thereon issued by independent certified public accountants of nationally recognized standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) selected by the Ultimate Parent; provided that all of the foregoing shall be (x) in reasonable detail and state in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year, if applicable, and (y) prepared in accordance with GAAP.

5.09.2. Monthly Financial Statements.  As soon as available and in any event within twenty (20) calendar days after the end of each calendar month, the Borrower shall submit to the Lender a balance sheet of the Borrower as of the end of such month and a statement of income and retained earnings of the Borrower for such month, and a statement of cash flow of the Borrower for such month, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous Fiscal Year, if applicable, and all prepared in accordance with GAAP and certified by an Authorized Person of the Borrower (subject to the absence of footnotes and year-end adjustments).

5.09.3. Borrowing Base Certificate.  Within twenty (20) calendar days after the end of each calendar month, a management-prepared Borrowing Base Certificate and equipment location and utilization report (in each case in form and substance reasonably satisfactory to the Lender) certified by an Authorized Person of the Borrower.

5.09.4. Compliance Certificate.  The Borrower shall submit a Compliance Certificate to the Lender, within forty-five (45) calendar days after the end of each Fiscal Quarter.

5.09.5. Receivables And Accounts Payable Reports.  Promptly upon request by the Lender: (a) an aging report of the accounts receivable of the Borrower; and (b) an aging report of the accounts for the Borrower. Such reports shall be accompanied by such reports, copies of sales journals, remittance reports, and other documentation as the Lender may reasonably request from time to time.

5.09.6. Budget and Projections.  The Borrower shall deliver to the Lender, an annual budget and financial projections for the Borrower, including a projected balance sheet, income statement, statement of cash flows, covenant compliance calculations, as well as a statement of all assumptions relating to the preparation thereof for the next Fiscal Year, within ninety (90) days following the end of each Fiscal Year.

5.09.7. Management Changes.  The Borrower shall notify the Lender within five (5) Business Days of any changes in the personnel holding the positions of either President or Chief Financial Officer of the Borrower or Guarantor.

5.09.8. Notice of Defaults and Events of Default.  The Borrower shall promptly give written notice to the Lender of the occurrence of any event, occurrence or condition (which is known to an executive officer of any Loan Party) which constitutes either an Event of Default or a Default or which could reasonably be expected to result in a Material Adverse Event.

5.09.9. [Reserved].

5.09.10. ERISA Event. The Borrower shall promptly give written notice to the Lender of the occurrence of any ERISA Event

5.09.11. Reportable Anti-Terrorism Compliance Event. The Borrowers shall promptly notify the Lender upon the occurrence of a Reportable Anti-Terrorism Compliance Event.

5.09.12. [Reserved].

5.09.13. General Information. In addition to the items set forth in subsections 5.09.1 through 5.09.12 above, the Borrower agrees to submit, and cause the other Loan Parties to submit, to the Lender such other information respecting the condition or operations, financial or otherwise, of the Loan Parties as the Lender may reasonably request from time to time.

Section 5.10.    Preservation of Existence, Etc. The Borrower and the other Loan Parties shall each (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Event, and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to result in a Material Adverse Event.

Section 5.11.    Maintenance of Assets and Properties, Books, Records, and Accounts. Each of the Borrower and the other Loan Parties shall (a) maintain, preserve and protect all of its material assets and properties necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain proper books, records, and accounts, including an adequate system of internal accounting controls.

Section 5.12.    Compliance with Laws. The Loan Parties shall comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or the non-compliance with which could not reasonably be expected to, result in a Material Adverse Event. Without limiting the generality of the foregoing, the Loan Parties shall be in compliance in all material respects with all orders, rules, regulations issued by, and recommendations of, the U.S. Department of the Treasury and OFAC pursuant to IEEPA, the USA PATRIOT Act and with all, other legal requirements relating to money laundering or terrorism and any executive orders related thereto, which at the time apply to it.

Section 5.13.    Inspection Rights. The Borrower shall permit representatives and independent contractors of the Lender to visit, inspect, and audit the Collateral, and the properties of any of the Loan Parties, to examine the corporate, financial and operating books and records of the Loan Parties, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants; provided that in each case, so long as no Default, Event of Default, or Material Adverse Event has occurred and is continuing, the Lender shall provide reasonable notice of any inspection and audit, and the Lender and its representatives and contractors shall conduct such inspections and audits without unduly interfering in with the business of the Loan Parties or any third-party in possession of the Collateral; and provided further that, so long as no Default or Event of Default has occurred and is continuing, there shall be no more than one (1) such inspection and audit of the books and records of the Loan Parties during any period of twelve (12) consecutive months. Such inspections and audits shall be at the expense of the Loan Parties.

Section 5.14.    Environmental Matters and Indemnification. The Loan Parties shall comply with all Environmental Laws, the non-compliance with which could reasonably be expected to result in a Material Adverse Event. The Borrower shall undertake commercially reasonable efforts to investigate, where necessary, any circumstances which give the Loan Parties reason to believe or suspect the Contamination of any of the Properties. The Loan Parties shall promptly perform any remediation of such Contamination required by and in accordance with Environmental Laws; provided, however, that no Loan Party shall be required to undertake any such remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Section 5.15.    Lease Agreements. With respect to each Lease Agreement for Railcars pledged as Collateral, the Borrower shall cause the following to be delivered to the Lender to be maintained in the possession of the Lender: (a) if the original of such Lease Agreement is available, such original Lease Agreement shall be delivered to the Lender, and (b) if an original of such Lease Agreement is not available, a certified copy of such Lease Agreement shall be delivered to the Lender together with an original certificate executed and delivered by the Authorized Person of the Borrower to the Lender certifying that the original Lease Agreement is not available to or in the possession of the Borrower, or to the Borrower’s knowledge, any third party.

Section 5.16.    Management Agreements. All Management Agreements (including all amendments and supplements thereto) in effect from time to time shall be duly assigned to the Lender as collateral security for the Obligations, and consent thereto granted by the Manager thereunder. In the event that the Borrower or any other Loan Party amends, supplements or replaces any Management Agreement in effect as of Closing, or replaces the manager thereunder which is engaged as of Closing, the Borrower shall provide the Lender with at least ten (10) Business Days prior written notice, and (a) with respect to any Management Agreement, copies of substantially final drafts of the amendment, replacement, or supplemental Management Agreement for review by the Lender, and (b) such information concerning the new manager as the Lender may reasonably request. To the extent that the fees and charges payable to the manager under such amendment or supplement to, or replacement of, a Management Agreement are in excess of those payable under the Management Agreement being amended, supplemented, or replaced, or if the terms of same are in substance materially different from the Management Agreement being amended, supplemented or replaced, the Lender shall be entitled to prior approval of same which such approval shall not be unreasonably withheld, conditioned, or delayed. The Borrower shall promptly notify the Lender of any material default (that has not been cured prior to the expiration of any applicable grace or cure period) by the manager under any Management Agreement.

Section 5.17.    Borrowing Base Requirements. The Loan Parties shall comply at all times with all of the Borrowing Base eligibility requirements set forth in Section 2.01.3 hereof.

Section 5.18.    Post-Closing Deliverables. Notwithstanding the conditions precedent set forth in Section 4.01.1 hereof, the Loan Parties have informed the Lender that certain items required to be delivered as conditions precedent to the effectiveness of this Agreement will not be delivered as of the Closing Date. As an accommodation to the Loan Parties, the Lender has agreed to make the Loans available under this Agreement notwithstanding that such conditions have not been satisfied. In consideration of such accommodation, each applicable Loan Party hereby agrees to take each of the actions described on Schedule 5.18 attached hereto, in each case, in the manner and by the dates set forth thereon, or such later dates as may be agreed to by the Lender.

ARTICLE 6

NEGATIVE COVENANTS

The Borrower agrees that until the payment and performance in full of all of the Obligations, it will not do, and it will not permit any of the other Loan Parties to do, any of the following, without the Lender’s prior written consent:

Section 6.01.    Liens. Neither the Borrower nor any other Loan Party shall create, incur, assume or suffer to exist any Lien upon any of its properties (real or personal), assets or revenues, whether now owned or hereafter acquired, other than Liens securing the Obligations and Permitted Encumbrances.

Section 6.02.    Investments And Loans. The Borrower shall not make any Investments in any Persons, except (a) Investments in Cash Equivalents, (b) advances to its officers or employees in the ordinary course of business for travel, entertainment, relocation and general ordinary course of business purposes, (c) extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and (d) acquisitions of fixed assets and equipment in the ordinary course of business to the extent not otherwise prohibited by the terms of this Agreement. The Guarantor shall not make any Investment in any Persons, except (a) Investments in Cash Equivalents, (b) advances to its officers or employees in the ordinary course of business for travel, entertainment, relocation and general ordinary course of business purposes, (c) extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, (d) Investments in the Borrower, (e) Investments in its Subsidiaries other than the Borrower; provided that no such Investments shall be made from dividends, distributions, or other Restricted Payments received from the Borrower so long as any Default or Event of Default has occurred and is continuing or upon giving pro-forma effect to such Investment would occur, and (f) acquisitions of fixed assets and equipment in the ordinary course of business to the extent not otherwise prohibited by the terms of this Agreement.

Section 6.03.    Indebtedness. No Loan Party shall create, incur, assume or suffer to exist any Indebtedness, except (a) the Obligations, (b) Indebtedness outstanding on the Closing Date and listed on Schedule 6.03 attached hereto and any refinancings, refundings, renewals or extensions thereof; provided that the amount of any such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (c) Indebtedness owing to another Loan Party, provided the same shall be unsecured and subordinated to the Obligations on terms and conditions satisfactory to the Lender, (d) Indebtedness in respect of capital leases and purchase money obligations for capital assets and other Indebtedness not covered by clauses (a) – (c), provided that the aggregate amount of all of such Indebtedness at any time outstanding under this clause “(d)” shall not exceed the aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000.00) at any time outstanding.

Section 6.04.    Fundamental Changes. No Loan Party shall merge, dissolve, liquidate, consolidate with or into another Person (whether in one transaction or in a series of transactions, including, in any case, pursuant to a Delaware LLC Division). The Borrower shall not form any Subsidiaries or any Delaware LLC Divisions.

Section 6.05.    Dispositions. No Loan Party shall make any Disposition or enter into any agreement to make any Disposition, except (a) Dispositions of equipment (excluding, for the avoidance of doubt, Railcars included in the Borrowing Base) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are applied to the purchase price of similar replacement property, (b) Dispositions of obsolete or worn out property (not included in the Borrowing Base), whether now owned or hereafter acquired, in the ordinary course of business, and (c) Dispositions consisting of leases and subleases of Railcars approved or permitted by the Lender pursuant to Section 2.01.3. Provided that (x) no Default or Event of Default shall have occurred and be continuing and, (y) the Borrower shall demonstrate pro-forma compliance with the financial covenant set forth in Section 6.11 and the Railcar Equity Value condition under Section 6.06(c)(ii), and no Default or Event of Default would result from, in each case, giving immediate effect thereto, the Borrower shall be entitled to make Dispositions of property not included in the Borrowing Base in an amount not in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) in aggregate amount in any Fiscal Year. With the prior approval of the Lender (in order to release the affected Collateral being sold), and provided no Default or Event of Default has occurred and is continuing and in the absence of any Material Adverse Event, such approval not to be unreasonably withheld, conditioned or delayed, the Borrower shall be entitled to make sales or other Dispositions of Railcars held by the Borrower; provided that within five (5) Business Days of the consummation of such sale, the Borrower shall repay to the Lender an amount equal to the difference, if any at such time, by which the principal amount outstanding under the Credit Facility exceeds the Availability, calculated after giving effect to the reduction in the Borrowing Base resulting from such sale and release of Collateral, and as may be required to achieve pro-forma compliance with the financial covenant set forth in Section 6.11 hereof upon giving effect to any such sale and release of Collateral.

Section 6.06.    Restricted Payments. No Loan Party may declare or make, directly or indirectly, any Restricted Payments, or incur any obligation (contingent or otherwise) to do so, except that (a) any Subsidiary of a Borrower may make Restricted Payments to such Borrower, (b) the Loan Parties may declare and make non-cash dividend payments or other non-cash distributions payable solely in their Capital Stock, (c) the Loan Parties may declare and make other cash dividends and distributions in the absence of any continuing Defaults or Events of Default and provided that after giving immediate effect thereto, no Default or Event of Default would result therefrom, and provided further that at the time of each such dividend or distribution and on a pro-forma basis upon giving effect to such dividend or distribution (i) it is in compliance with the financial covenant set forth in Section 6.11 hereto and (ii) that the aggregate Railcar Equity Value at such time reported on the Borrower’s balance sheet is not less than the aggregate Railcar Equity Value calculated at the time of the most recent Borrowing Base Certificate delivered under the Credit Facility, and (d) the Loan Parties may declare and make Permitted Tax Distributions. The Borrower shall demonstrate its compliance with clause “(c)” of this Section to the reasonable satisfaction of the Lender as part of its monthly reporting pursuant to Section 5.09.2 of this Agreement, if during such monthly reporting period, the Loan Parties declare and make any cash dividends or distributions under clause “(c)” of this Section. For the avoidance of doubt, the Loan Parties shall not make any Restricted Payment consisting of (x) any redemption, repurchase, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect by any Loan Party, of any Equity Interest in any Loan Party now or hereafter outstanding, or (y) any payment made by the Loan Party to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Equity Interests in such Person now or hereafter outstanding.

Section 6.07.    Change in Nature Of Business. No Loan Party shall engage in any material line of business substantially different from (a) those lines of business conducted by it on the Closing Date or (b) any business substantially related or incidental to the lines of business conducted by it on the Closing Date.

Section 6.08.    Transactions With Affiliates. Except as set forth in Schedule 6.08 attached hereto and the acquisition of Railcars by the Borrower from the Ultimate Parent at the Transfer Price, no Loan

Party shall enter into any transaction of any kind with any Affiliate, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Loan Party as would be obtainable at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

Section 6.09.    Burdensome Agreements; Negative Pledges. No Loan Party shall enter into or grant any negative pledges or agreements restricting its ability to pledge its assets or to grant Liens against its assets, or otherwise comply with its obligations under the Credit Documents.

Section 6.10.    Use Of Proceeds. The Loan Parties shall not use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry “margin stock” (within the meaning of the Margin Regulations) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose, or for any other purpose not authorized by the Credit Documents.

Section 6.11.     Interest Coverage Ratio. The Borrower shall maintain an Interest Coverage Ratio of not less than 1.25:1.00, measured quarterly as presented below:

Testing Date	Accounting Period
3/31/2019	1st Fiscal Quarter of 2019
6/30/2019	1st and 2nd Fiscal Quarters of 2019
9/30/2019	1st, 2nd, and 3rd Fiscal Quarters of 2019
12/31/2019 and the last day of each Fiscal Quarter thereafter	Rolling 4-quarter basis

Notwithstanding the foregoing, in the event no advance of a Loan under the Credit Facility is made during the 1st Fiscal Quarter of 2019, the first testing date for the Interest Coverage Ratio shall be the last day of the Fiscal Quarter of 2019 during which the first advance of a Loan is made, and the accounting periods for the Interest Coverage Ratio for 2019 shall be adjusted accordingly.

ARTICLE 7

EVENTS OF DEFAULT

The occurrence of any of the following events or conditions shall constitute an Event of Default.

Section 7.01.    Failure To Pay. The failure or refusal of the Loan Parties to pay (a) all or any amount or installment of principal due upon the Loans (whether scheduled, by acceleration, or as otherwise required by the terms of the Credit Documents), or (b) any interest, fees or any other payment Obligation within five (5) Business Days after the due date thereof.

Section 7.02.    Violation Of Covenants. The failure or refusal of the Loan Parties to (a) perform, observe, and comply with any covenant, agreement, or condition contained in Sections 2.01.3(d)(iii), 2.01.3(d)(iv), 2.01.5, 5.04, 5.06, 5.08, 5.09.8, 5.09.10, 5.09.11, 5.10(a), 5.10(b), or 5.13 or in Article 6 of this Agreement, (b) timely perform, observe and comply with any other covenant, agreement, or condition contained in this Agreement (not specified above in Section 7.01, 7.02(a), or in any other Section of this Article 7), and such failure or refusal continues for a period of thirty (30) consecutive calendar days after the earlier of (i) the Loan Parties receive notice or knowledge of such failure or (ii) the Loan Parties should have known of such event or failure; or (c) timely perform, observe, or comply with any covenant, agreement or condition contained in any other Credit Document (not specified in 7.01, 7.02(a), or in any other Section of this Article 7), and such failure or refusal continues for a period of thirty (30) consecutive calendar days after the earliest of (i) the Loan Parties receive notice or knowledge of such failure, (ii) the Loan Parties should have known of such event or failure, and (iii) the expiration of any cure period set forth in any such Credit Document; provided, however, that any such cure period is available only if (x) such covenant or agreement is not in the nature of a negative covenant, (y) the applicable default or failure is reasonably capable of being cured, and (z) such covenant, agreement or condition is not substantially similar to a covenant set forth in this Agreement or set forth by cross-referencing this Agreement, which, in each case, shall be governed by the terms of this Agreement and any applicable cure period in clause (b) of this Section).

Section 7.03.    Representation Or Warranty. Any representation or warranty made by any of the Loan Parties herein or in any Credit Document, the Collateral Information Certificates, or in any Compliance Certificates or other document or instrument delivered from time to time to the Lender shall be false, incorrect, or misleading in any material respect when made or deemed made.

Section 7.04.    Cross-Default. The Borrower (a) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or guarantee (other than Indebtedness hereunder and Indebtedness under Swaps) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than Two Hundred Fifty Thousand Dollars ($250,000.00), or (b) fails to observe or perform any other agreement or condition relating to any such Indebtedness or guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which failure (in the case of clause “(a)” or clause “(b)”) is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such guarantee (or a trustee or Lender on behalf of such holder or holders or beneficiary or beneficiaries) to cause (without regard to any existing intercreditor arrangements), with the giving of notice if required, such Indebtedness to be accelerated, demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such guarantee to become payable or cash collateral in respect thereof to be demanded; or (c) there occurs under any Swap an “Early Termination Date” (as defined in such Swap ) resulting from (i) any event of default under such Swap as to which the Borrower or any other Loan Party is the “Defaulting Party” (as defined in such Swap ), or (ii) any “Termination Event” (as so defined under such Swap ) as to which the Borrower or any other Loan Party is an “Affected Party” (as so defined under such Swap ) and, in either event, the Swap Termination Value owed by the Borrower or such Loan Party as a result thereof is greater than the Two Hundred Fifty Thousand Dollars ($250,000.00).

Section 7.05.    Judgments. The Borrower shall suffer final judgments for the payment of money aggregating in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) above insured amounts and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or if commenced has been effectively stayed.

Section 7.06.    Levy By Judgment Creditor. A judgment creditor of the Borrower shall obtain possession of any assets of the Borrower or any other Collateral with a value in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate by the exercise of any legal rights and remedies, including but not limited to levy, distraint, replevin or self-help, and the Borrower shall not have remedied, bonded off, or otherwise effectively stayed same within thirty (30) days thereof; or a writ of garnishment is served on the Lender or any other bank relating to any of the bank or deposit accounts of the Loan Parties maintained with the Lender or such other bank, and such writ of garnishment shall not have been released within seven (7) Business Days thereof.

Section 7.07.    Involuntary Insolvency Proceedings. The institution of involuntary Insolvency Proceedings against the Borrower or any other Loan Party and the failure of any such Insolvency Proceedings to be dismissed before the earliest to occur of (a) the date which is sixty (60) days after the institution of such Insolvency Proceedings, (b) the entry of any order for relief in the Insolvency Proceeding or any order adjudicating the Borrower or any other Loan Party insolvent, or (c) the impairment (as to validity, priority or otherwise) of any Lien of the Lender in any of the Collateral.

Section 7.08.    Voluntary Insolvency Proceedings. The commencement by the Borrower or by any other Loan Party of Insolvency Proceedings.

Section 7.09.     Attempt to Terminate or Limit Guaranties. The receipt by the Lender of notice from a Guarantor that such Guarantor is attempting to terminate or limit any portion of its obligations under a Guaranty Agreement.

Section 7.10.    Inability to Pay Debts. The Borrower fails to pay its debts as they become due in the ordinary course of business.

Section 7.11.     ERISA. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan, or the PBGC in an aggregate amount in excess of $4,000,000.00, or any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $4,000,000.00.

Section 7.12.    Injunction. The issuance of any injunction against the Borrower or any other Loan Party which enjoins or restrains the Borrower or any other Loan Party from continuing to conduct any material part of its business affairs which continues for more than twenty (20) days.

Section 7.13.    Change In Control. The occurrence of any Change in Control.

ARTICLE 8

RIGHTS AND REMEDIES OF LENDER

ON THE OCCURRENCE OF AN EVENT OF DEFAULT

Upon the occurrence of an Event of Default and during the continuance thereof:

Section 8.01.    Lender’ Specific Rights And Remedies. Subject to Section 8.05, in addition to all other rights and remedies provided by applicable Laws and the terms of the Credit Documents, upon the occurrence and during the continuance of any Event of Default, the Lender may, (a) declare the commitment of the Lender to make advances of Loans under the Credit Facility to be terminated, (b) accelerate and call immediately due and payable all or any part of the Obligations, (c) seek specific performance or injunctive relief to enforce performance of the undertakings, duties, and agreements provided in the Credit Documents, whether or not a remedy at law exists or is adequate, (d) exercise any rights of a secured creditor under applicable Laws against the Collateral, including (i) the right to take possession of the Collateral without the use of judicial process or hearing of any kind, (ii) the right to require the Loan Parties to assemble the Collateral at such place as the Lender may specify, and (iii) the right to sell the Collateral, in whole or in part, at either private or public sale, and (e) seek the appointment of a receiver for any or all of the Loan Parties and/or the assets of any or all of the Loan Parties.

Section 8.02.    Automatic Acceleration. Upon the occurrence and during the continuance of an Event of Default as described in Sections 7.07 or 7.08 of this Agreement, the commitments of the Lender hereunder to advance Loans under the Credit Facility shall automatically terminate and the Obligations shall be automatically accelerated and due and payable without any notice, demand or action of any type on the part of the Lender.

Section 8.03.    [Reserved].

Section 8.04.    Remedies Cumulative. The rights and remedies provided in this Agreement and in the other Credit Documents or otherwise under applicable Laws shall be cumulative and the exercise of any particular right or remedy shall not preclude the exercise of any other rights or remedies in addition to, or as an alternative of, such right or remedy.

Section 8.05.    Equity Cure. For purposes of determining compliance with the financial covenant set forth in Section 6.11 of this Agreement, as of the end of any one Fiscal Quarter, upon notice from the Borrower to the Lender on or prior to the date that the financial statements for the month on which the last day of such Fiscal Quarter occurs are required to be delivered pursuant to Section 5.09.2 that the Borrower intends to receive an Equity Cure pursuant to this Section 8.05, subject to the limitations set forth below, a cash equity investment contribution (an “Equity Cure”) (which to the extent constituting other than common Equity Interests will be on terms and conditions acceptable to the Lender but shall not, in any event be in the form of a loan) from the Guarantor or the Ultimate Parent, the net cash proceeds of such Equity Cure received by the Borrower within fifteen (15) days following the date on which such financial statements are required to be delivered will, at the Borrower’s request, be deemed to increase net income for such Fiscal Quarter and as of the last day of such Fiscal Quarter solely for the purposes of determining compliance with the Interest Coverage Ratio as set forth in Section 6.11 hereof tested at the end of such Fiscal Quarter and applicable subsequent periods which include such Fiscal Quarter. Following an Equity Cure, the Borrower must immediately pay down the amount of the Loans that would have caused the breach of the Interest Coverage Ratio set forth in Section 6.11 hereof had no Equity Cure been made to the extent necessary to cause the Borrower to be in compliance with Section 6.11 as of the last day of the relevant Fiscal Quarter, and shall deliver to the Lender calculations demonstrating to the reasonable satisfaction of the Lender monthly pro forma financial covenant compliance by the Borrower for the remainder of the term of the Credit Facility. The Equity Cure may be exercised only once during the two-year term of the Credit Facility. The Lender shall not be obligated to extend additional credit under the Credit Facility during the period between the breach of the financial covenant and the completion of the Equity Cure.

ARTICLE 9

MISCELLANEOUS

Section 9.01.    Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or nationally recognized overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

If to the Borrower:
FreightCar America Leasing 1, LLC 2 N. Riverside Plaza, #1300 Chicago, IL 60606 Attention: Dan Wallace Telephone: 312-928-1071 Facsimile: 312-928-0890 Email: dwallace@freightcar.net

With a copy to:

FreightCar America, Inc. 2 N. Riverside Plaza, #1300 Chicago, IL 60606 Attention: General Counsel Telephone: 312-928-0045 Facsimile: 312-928-0890 Email: gvlamis@freightcar.net

If to the Lender:

M & T Bank One Light Street, 16th Floor Baltimore, MD 21202 Attention: Erica S. Cariello, Vice President Telephone: 410-964-6823 Facsimile: 410-244-4022 Email: ecariello@mtb.com

Any party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 9.02.    Course of Conduct. No failure or delay by the Lender in exercising any right or power under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

The rights and remedies of the Lender under the Credit Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Credit Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless such waiver is made in writing by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No waiver or indulgence by the Lender shall constitute a future waiver of performance or exact performance by any of the Loan Parties. No amendment or waiver shall be effective unless in writing. Without limiting the generality of the foregoing, the advance of Loans under the Credit Facility shall not be construed as a waiver of any Default or an Event of Default, regardless of whether the Lender may have had notice or knowledge of such Default or Event of Default at the time of such advance.

Section 9.03.    Expenses. The Borrower shall pay all Lender Expenses upon the request of the Lender.

Section 9.04.    Indemnity. The Borrower shall indemnify, and shall cause the other Loan Parties to indemnify, the Lender and each Related Party of the Lender (each such Person being called an “Indemnitee” against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Loan Party arising out of, in connection with, or as a result of (a) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (b) the Credit Facility or any Loan or the use or proposed use of the proceeds therefrom, (c) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party, any Contamination of a Property or of any other Collateral, or any Environmental Liability related in any way to the Borrower or the Collateral, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of any Indemnitee. Without limiting the provisions of Section 2.05.3, this Section 9.04 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Section 9.05.    Waiver of Claims. To the fullest extent permitted by applicable Law, the Borrower agrees that the Borrower will not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Credit Facility, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the administration thereof, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent it has been determined by a court of competent jurisdiction by final and nonappealable judgment that such Indemnitee acted with gross negligence or willful misconduct.

Section 9.06.    Successors and Assigns.

9.06.1. Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (a) neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations without the prior written consent of the Lender, and (b) the Lender may assign the Credit Facility and its rights under the Credit Facility, this Agreement, and the other Credit Documents, (i) in accordance with Section 9.06.2 below, (ii) by way of participation, in accordance with the provisions of Section 9.06.3 below, or (c) by way of pledge or assignment of a security interest in accordance with Section 9.06.5 below. For the avoidance of doubt, nothing herein shall limit any rights of the Lender with respect to any assignment of any nature upon the occurrence and during the continuance of any Event of Default. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, and their respective successors and assigns permitted hereby, participants to the extent provided in Section 9.06.2 below and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

9.06.2. Assignment by the Lender.   Subject to Section 9.18 hereof, the Lender shall be entitled to assign the Credit Facility, this Agreement, the other Credit Documents, and its rights hereunder and thereunder at any time and from time to time provided that, unless an Event of Default has occurred and is continuing, any assignment by the Lender to an Identified Institution shall require the Borrower’s prior written consent, not to be unreasonably withheld, delayed or conditioned; provided further, however, no such consent shall be required for any assignment by the Lender to an Affiliate of the Lender, an Approved Fund, or any assignment in connection with the sale of all or a material part of the assets of the Lender or a division of the Lender which includes the Credit Facility.

9.06.3. Participations.  Subject to Section 9.18 hereof, the Lender may at any time or from time to time, sell one or more participations in all or a portion of the Lender’s rights and/or obligations under the Credit Facility, without the consent of, or notice to, the Borrower (except in the case of a sale of a participation in the absence of a continuing Event of Default to an Identified Institution which is not an Affiliate of the Lender or Approved Fund, in which case consent of the Borrower shall be required); provided that, in any event, the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under the Credit Documents.

9.06.4. Approval by Borrower.  The Borrower shall be deemed to have consented to and approved any proposed assignee or participant as to which such consent or approval is required (as set forth above in Sections 9.06.2 and 9.06.3 hereof) unless the Borrower objects to such proposed assignee or participant by written notice to the Lender within ten (10) Business Days after having received notice of the proposal of such assignee or participant.

9.06.5. Pledge.  The Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Credit Facility (including under its note or notes, if any) to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

Section 9.07.    Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of any Credit Document, the extension of the

Credit Facility, and the making of the Loans thereunder, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on account of the Credit Facility, any of the Loans, any fee, or any other amount payable under the Credit Documents is outstanding and unpaid and so long as the Lender’s commitment to advance proceeds of Credit Facility and the Loans thereunder has not expired or terminated. The provisions of Sections 2.04, 2.05.7, 9.04, and 9.05 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan and the termination of the Credit Facility, this Agreement, or any provision hereof.

Section 9.08.    Counterparts And Integration. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article 4, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signature of the Borrower. Delivery of an executed counterpart of a signature page of this Agreement electronically shall be just as effective as the delivery of a manually executed counterpart of this Agreement.

Section 9.09.    Electronic Execution. The words “execution”, “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law.

Section 9.10.    Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.11.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Governing State, without reference to its conflict of laws rules or any rules or principles that would require the application of any other jurisdiction.

Section 9.12.    Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any state or federal court located in the Governing State for any action or proceeding arising out of or relating to this Agreement or the other Credit Documents. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 9.13.    Venue. Each of the parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other

Credit Documents in any court of the Governing State referred to in Section 9.12. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.14.    Service Of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.15.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OBLIGATIONS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, LENDER OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.16.    Time. Time is of the essence to this Agreement.

Section 9.17.    Acknowledgments. The Borrower hereby acknowledges that (a) it and each of the other Loan Parties has been advised and represented by counsel in the negotiation, execution and delivery of each Credit Document, (b) the Lender does not have any fiduciary relationship with or duty to it or to the Borrower or any other Loan Party arising out of or in connection with this Agreement and the relationship between the Lender, on one hand, and the Borrower and the other Loan Parties, on the other hand, in connection herewith is solely that of creditor and debtors, and (c) no joint venture exists among the Lender and the Borrower or any other Loan Party.

Section 9.18.     Treatment of Certain Information; Confidentiality. The Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable Laws or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to any rating agency in connection with the rating of any of the Loan Parties or the Credit Facility hereunder; (h) with the consent of either of the Loan Parties or the Ultimate Parent; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Lender or any of its Affiliates on a nonconfidential basis from a source other than a Loan Party or the Ultimate Parent that is not prohibited by an order of a Governmental Authority or by Law from disclosing such information to the Lender. In addition, the Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Lender in connection with the administration of this Agreement, the other Credit Documents, the Credit Facility, the Loans, and the Borrowing Base. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.19.    USA PATRIOT Act Notice. The Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the PATRIOT Act.

[Signatures begin on following page.]

Signature Page to Credit Agreement:

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Credit Agreement to be executed by their respective duly Authorized Persons as of the date first written above.

BORROWER:

FREIGHTCAR AMERICA LEASING 1, LLC, a Delaware limited liability company

By:	/s/ Daniel Wallace
Name: Daniel Wallace
Title: Vice President and General Manager, Leasing

[Signatures continue on following page.]

Signature Page to Credit Agreement – Continued:

LENDER:

M & T BANK,
A New York Banking Corporation

By:	/s/ Erica S. Cariello
Erica S. Cariello,
Vice President

Certain information in this document, marked with “[***]”, has been omitted because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit A to

Credit Agreement

Eligible Railcar Advance Rate Table

Exhibit A

Eligible Railcar Advance Rate Table

Railcar Type	Advance Rate
[***]	85%
[***]	85%
[***]	85%
[***]	85%
[***]	75-80%
[***]	75-80%
[***]	75-80%
[***]	80%
[***]	75-80%
[***]	70%
[***]	65%

Exhibit B to

Credit Agreement

Eligible Rail Cars
Lessee	Rating	Geo Use	Age	# Cars	Car Description	Commodity	Transfer Price per Car	Total Transfer Price	Current FMV per Car	Current Total FMV	Date of Last Valuation	Valuation within last 12 months (Y/N)	Advance Rate	Borrowing Base Value	Current FMV Transfer Price (Y/N)

*	Fair Market Value (“FMV”)

Aggregated Borrowing Base Value		Availability

Commitment Amount	$40,000,000.00	Previous Loan Balance
		Loan Repayment
		Loan Request
		New Loan Balance
		Unused Availability

Pursuant to the terms of the Credit Agreement (“Agreement”) which was executed and delivered by FreightCar America Leasing, 1, LLC (“Borrower) to M&T Bank (“Lender”), the Borrower hereby certifies to the Lender that the information contained in this Borrowing Base Certificate is true and correct. All terms used herein which are defined in the Agreement shall have the same meaning as in the Agreement. The Bank is hereby requested to advance to the Borrower the additional amount set forth above, by depositing the same to the Borrower’s corporate account. This additional borrowing is in accordance with all the terms of the Agreement, and is payable on demand.

FreightCar America Leasing 1, LLC

Received By:	Signature:
Authorized Officer Per Resolution
Date Received:

Name:

Exhibit C to

Credit Agreement

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

To:	M&T Bank

One Light Street, 16th Floor

Baltimore, MD 21202

Attention: Erica S. Cariello, Vice President

Facsimile: 410-244-4022

Email: ecariello@mtb.com

This certificate is being provided by the undersigned pursuant to the terms and provisions of Section 5.09 of the Credit Agreement dated to be effective as of April 16, 2019 (“Agreement”) between FREIGHTCAR AMERICA LEASING 1, LLC (“Borrower”) and M&T BANK (“Lender”) dated                 , 20    , for the period from                      to                      (“Relevant Period”).

All terms used in this Compliance Certificate without definition shall having the meanings assigned thereto in the Agreement.

The undersigned hereby certifies solely in the undersigned’s capacity as [Chief Executive Officer or Chief Financial Officer (as noted below) of FreightCar America, Inc., a Delaware corporation, the indirect parent company of the Borrower1][Authorized Person of the Borrower2], that the undersigned has reviewed the Agreement and the operations and condition (financial or other) of the Borrower and to the best of the undersigned’s knowledge:

[Include paragraph 1 for annual financial statements and monthly financial statements.]

1.    Attached is the following financial statement for the relevant period3:

[    ] Pursuant to, and prepared in accordance with, Section 5.09.1(a) of the Credit Agreement, the management-prepared annual financial statement, including a balance sheet of the Loan Parties as of the end of the Fiscal Year identified above as the Relevant Period, and a statement of income and retained earnings of the Loan Parties for such Relevant Period, and a statement of cash flow of the Loan Parties for such Relevant Period.

[    ] Pursuant to, and prepared in accordance with, Section 5.09.2 of the Credit Agreement, attached is the balance sheet of the Borrower as of the end of the month identified above as the Relevant Period, and a statement of income and retained earnings of the Borrower for such Relevant Period, and a statement of cash flow of the Borrower for such Relevant Period.

[Include paragraph 2 for monthly financial statements.]

2.    No event, occurrence, or condition which constitutes either an Event of Default or an Event of Default or which could reasonably be expected to result in a Material Adverse Event has occurred during the Relevant Period, or if any such event, occurrence, or condition has occurred it is described in detail on a schedule attached hereto.

[Include paragraph 3 for quarterly compliance certificates.]

3.    The Borrower is in compliance with the financial covenant set forth in Section 6.11 (Interest Coverage Ratio) of the Agreement for the Relevant Period, and the computations required to demonstrate such compliance are set forth in Schedule A attached hereto and made a part hereof.

[Include paragraph 4 for quarterly compliance certificates.]

[1]	With respect to annual management-prepared financial statements and quarterly compliance certificates.
[2]	With respect to monthly financial statements
[3]	Complete as applicable.

4.    The Borrower has established no new places of business and no places of business have been discontinued, except as described on a schedule attached hereto.

[Include paragraph 5 for monthly financial statements.]

5.    At the time of any dividends and distributions (other than Permitted Tax Distributions) made during the Relevant Period, no Default or Event of Default had occurred at the time of such dividend or distribution and upon giving immediate effect thereto, no Default or Event of Default resulted therefrom. Attached as a schedule hereto is a report of all dividends and distributions (if any) made by the Borrower during the Relevant Period, together with proforma calculation(s) of the financial covenant set forth in Section 6.11 and a report of the aggregate Railcar Equity Value (i) as of the last day of the prior Fiscal Quarter and (ii) as of the date of each such distribution.

Name:

Title:	[4]

Date:	, 20

[4]	Identify signer as Chief Executive Office of Chief Financial Officer of FreightCar America, Inc., or identify title of Authorized Person of Borrower, as applicable

Exhibit D to

Credit Agreement

Form of Guaranty Agreement

GUARANTY AGREEMENT

This GUARANTY AGREEMENT (this “Guaranty”) is entered into as of April 16, 2019 by FREIGHTCAR AMERICA LEASING, LLC, a Delaware limited liability company (the “Guarantor”) in favor of and for the benefit of M & T BANK, a New York banking corporation (the “Lender”). Capitalized terms used in this Guaranty and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement dated of even date herewith (as the same may be amended, extended, renewed, restated, supplemented, or otherwise modified, the “Agreement”) by and between the Lender and FREIGHTCAR AMERICA LEASING 1, LLC, a Delaware limited liability company (the “Borrower”).

RECITALS

At the request of the Borrower, the Lender has agreed to provide the Credit Facility and the Loans to the Borrower in accordance with the terms of the Agreement and the other Credit Documents.

It is a condition precedent to the obligations of the Lender to provide the Credit Facility and to extend Loans from time to time to the Borrower in accordance with the Agreement, that the Guarantor execute and deliver this Guaranty. The Guarantor is willing to provide this Guaranty to the Lender in order to induce the Lender to provide the Credit Facility to the Borrower.

Hereafter, the Borrower and Swap Providers, each in its own discretion, may elect from time to time to enter into Swaps and Swap Agreements, and the Lender and any such Swap Providers are collectively referred to as the “Beneficiaries”.

NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors agree as follows:

Section 1.    Guaranty. (a) The Guarantor, irrevocably and unconditionally, guarantees as a primary obligor and not merely as a surety, the due and punctual payment and performance in full to the Lender and to any other Beneficiaries of all “Guaranteed Obligations” (as hereinafter defined) when and as due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code).

(b) As used herein, the term “Guaranteed Obligations” means (i) any and all Obligations of the Borrower to the Lender, including without limitation, all duties and obligations of the Borrower to repay the Loans and all duties and obligations of the Borrower under any Swaps, now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, presently contemplated or uncontemplated, whether due or not due, and however arising under or in connection with the Agreement, any Swaps, or any of the other Credit Documents, and (ii) all other obligations of payment, performance, and indemnification which the Guarantor has undertaken and assumed pursuant to this Guaranty, the Agreement, and the other Credit Documents. Without limitation to the foregoing, any interest on any portion of the Guaranteed Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of Law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if said proceeding had not been commenced) shall be included in the Guaranteed Obligations. It is the express intention of the Guarantor and of the Beneficiaries that the Guaranteed Obligations shall be determined without regard to any rule of Law that might otherwise relieve the Borrower of any portion of the Guaranteed Obligations.

(c) Upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, the Guarantor will upon demand pay, or cause to be paid, in immediately available funds, to the Lender and any other Beneficiary, an amount equal to the aggregate amount of the unpaid Guaranteed Obligations.

(d) With respect to any Obligations of the Borrower under any Swap Agreement, the Guaranteed Obligations shall exclude any Excluded Swap Liabilities, but, to the extent that the Guarantor is an Eligible Contract Participant, shall include any applicable keepwell and support obligations, all as set forth in Section 2.08 of the Agreement.

Section 2.    Guaranty Absolute and Continuing. The obligations of the Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees that: (a) this Guaranty is a guaranty of payment when due and not just of collection; (b) the Beneficiaries may enforce this Guaranty upon the occurrence and during the continuance of any Event of Default under the Agreement notwithstanding the existence of any dispute between any Borrower and any Beneficiary with respect to the existence of such event; (c) the obligations of the Guarantor hereunder are independent of the obligations of the Borrower under the Credit Documents or the Swaps and the obligations of any other guarantor of obligations of the Borrower and a separate action or actions may be brought and prosecuted against the Guarantor whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions; and (d) a payment of a portion, but not all, of the Guaranteed Obligations by the Guarantor shall in no way limit, affect, modify or abridge the liability of the Guarantor for any portion of the Guaranteed Obligations that has not been paid. This Guaranty is a continuing guaranty and shall be binding upon the Guarantor and its successors and assigns, and the Guarantor irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

Section 3.    Actions By Beneficiaries. The Beneficiaries may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of the Guarantor’s liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of any of the Guaranteed Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment of this Guaranty or the Guaranteed Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person with respect to the Guaranteed Obligations, (e) enforce and apply any security now or hereafter held by or for the benefit of any Beneficiary in respect of this Guaranty or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Lender or the other Beneficiaries, or any of them, may have against any such security, consistent with the Agreement, the Swaps and any applicable security agreements, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (f) exercise any other rights available to the Lender or the other Beneficiaries, or any of them, under the Credit Documents or the Swaps.

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Section 4.    No Discharge. This Guaranty and the obligations of the Guarantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than the payment in full of the Guaranteed Obligations), including without limitation the occurrence of any of the following, whether or not the Guarantor shall have had notice or knowledge of any of them: (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Agreement, any of the other Credit Documents, the Swaps or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, (c) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (d) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Obligations, even though the Lender or the other Beneficiaries, or any of them, might have elected to apply such payment to any part or all of the Guaranteed Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations, (f) any defenses, set-offs or counterclaims which any Borrower may assert against the Lender or any other Beneficiary in respect of the Guaranteed Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (g) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent alter or vary the risk of the Guarantor as an obligor in respect of the Guaranteed Obligations.

Section 5.    Waivers. To the fullest extent permitted by Law, the Guarantor waives, for the benefit of the Lender and for the benefit of the other Beneficiaries: (a) any right to require the Lender or the other Beneficiaries, as a condition of payment or performance by the Guarantor, to (i) proceed against the Borrower, any other guarantor of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor of the Guaranteed Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of the Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of Law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon the Lender’s or any other Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations; (e) (i) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder or the enforcement hereof, (ii) any rights to set-offs, recoupments and counterclaims, and (iii) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Agreement, notices of default or early termination under any Swap Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Sections 3 and 4 of this Guaranty and any right to consent to any thereof; and (g) to the extent permitted by Law, any other defenses or benefits that may be derived from or afforded by Law which limit the liability of or exonerate guarantors or sureties.

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Section 6.    Guarantor’s Rights of Subrogation, Contribution, Etc.; Subordination of Other Obligations. Until the Guaranteed Obligations shall have been paid in full and any duties of the Lender to continue to fund any of the Loans shall have been irrevocably terminated and all Swaps are no longer in effect, the Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that the Guarantor now has or may hereafter have against the Borrower or any of its assets in connection with this Guaranty or the performance by the Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that the Guarantor now has or may hereafter have against the Borrower, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against the Borrower, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary and (b) any right of contribution the Guarantor now has or may hereafter have against any other guarantor of any of the Guaranteed Obligations. The Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification the Guarantor may have against any of the Borrower or against any collateral or security, and any rights of contribution the Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights the Lender or the other Beneficiaries may have against the Borrower, to all right, title and interest the Lender or the other Beneficiaries may have in any such collateral or security, and to any right the Lender or the other Beneficiaries may have against such other guarantor. Any indebtedness of the Borrower now or hereafter held by the Guarantor is subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness of the Borrower to the Guarantor collected or received by the Guarantor after an Event of Default has occurred and is continuing, and any amount paid to the Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guaranteed Obligations have not been paid in full, shall be held in trust for the Lender on behalf of the Beneficiaries and shall forthwith be paid over to the Lender for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations.

Section 7.    Expenses. The Guarantor agrees to pay, or cause to be paid, on demand, and to save the Lender and the other Beneficiaries harmless against liability for, (a) any and all Lender Expenses, including Lender Expenses incurred or expended by the Lender or any other Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty and (b) any and all reasonable costs and expenses (including those arising from rights of indemnification) required to be paid by the Guarantor under the provisions of the Agreement or any other Credit Document.

Section 8.    Financial Condition of Borrower. No Beneficiary shall have any obligation, and the Guarantor waives any duty on the part of any Beneficiary, to disclose or discuss with the Guarantor its assessment, or the Guarantor’s assessment, of the financial condition of the Borrower or any matter or fact relating to the business, operations or condition of the Borrower. The Guarantor acknowledges that it has adequate means to obtain information from the Borrower on a continuing basis concerning the financial conditions of the Borrower and any of the Borrower’s abilities to perform its obligations under the Credit Documents and the Swaps, and the Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations.

Section 9.    Representations and Warranties. The Guarantor makes, for the benefit of the Beneficiaries, each of the representations and warranties made in the Agreement by the Borrower as to the Guarantor, its assets, financial condition, operations, organization, legal status, business and the Credit Documents to which it is a party.

7

Section 10.    Covenants. The Guarantor agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid or the Lender shall have any commitment to advance proceeds of the Loan or any Swap Provider shall have any obligation under any Swap Agreement, the Guarantor will perform or observe all of the terms, covenants and agreements that the Credit Documents state that the Guarantor is to perform or observe or Borrower is to cause the Guarantor to perform or observe.

Section 11.    Set Off. Upon the occurrence and during the continuation of any Event of Default, in addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at such time be due and owing by the Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized upon the occurrence and during the continuation of any Event of Default, from time to time during such continuation of such Event of Default, without notice (any such notice being expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to a Guarantor and any other property of the Guarantor held by a Beneficiary to or for the credit or the account of the Guarantor against and on account of the Guaranteed Obligations and liabilities of the Guarantor to any Beneficiary under this Guaranty.

Section 12.    Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor therefrom, shall in any event be effective without the written concurrence of the Lender, any other then existing Beneficiaries, and, in the case of any such amendment or modification, the Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

Section 13.    Rights Are Cumulative. The rights, powers and remedies given to the Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to the Beneficiaries by virtue of any Laws or in any of the Credit Documents or the Swaps or any agreements between the Guarantor and one or more Beneficiaries or between the Borrower and one or more Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

Section 14.    Severability. If any provision of this Guaranty is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

Section 15.    Assignability; Successors and Assigns. This Guaranty may be assigned by the Lender in accordance with the terms of Section 9.06 of the Agreement. This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and permitted assigns.

Section 16.    Acknowledgment of Benefits. The Guarantor acknowledges that the Guaranteed Obligations are being incurred for and will inure to its direct and indirect benefit.

Section 17.    Reinstatement. In the event that all or any portion of the Guaranteed Obligations is paid by the Borrower, the obligations of the Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from the Beneficiaries as a preference, fraudulent transfer or

8

otherwise, and any such payments that are so rescinded or recovered shall constitute Guaranteed Obligations.

Section 18.    Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE GOVERNING STATE, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES OR ANY RULES OR PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER JURISDICTION.

Section 19.    Jurisdiction. THE GUARANTOR (BY EXECUTION OF THIS GUARANTY) AND THE BENEFICIARIES (BY ACCEPTANCE OF THIS GUARANTY) EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE GOVERNING STATE FOR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE OTHER CREDIT DOCUMENTS. THE GUARANTOR AND EACH BENEFICIARY HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 20.    Venue. THE GUARANTOR (BY EXECUTION OF THIS GUARANTY) AND THE BENEFICIARIES (BY ACCEPTANCE OF THIS GUARANTY) EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE OTHER CREDIT DOCUMENTS IN ANY COURT OF THE GOVERNING STATE. THE GUARANTOR AND EACH BENEFICIARY EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 21.    Service of Process. THE GUARANTOR (BY EXECUTION OF THIS GUARANTY) AND THE BENEFICIARIES (BY ACCEPTANCE OF THIS GUARANTY) EACH HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01 OF THE AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF THE GUARANTOR OR ANY BENEFICIARY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 22.    Waiver of Jury Trial. THE GUARANTOR (BY EXECUTION OF THIS GUARANTY) AND THE BENEFICIARIES (BY ACCEPTANCE OF THIS GUARANTY) EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY, THE AGREEMENT, ANY OTHER CREDIT DOCUMENTS, OR THE GUARANTEED OBLIGATIONS. THE GUARANTOR (BY EXECUTION OF THIS GUARANTY) AND THE BENEFICIARIES (BY ACCEPTANCE OF THIS GUARANTY) EACH HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, LENDER OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN

9

INDUCED TO ENTER INTO AND ACCEPT, RESPECTIVELY, THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signature Page Follows]

10

Signature Page to Guaranty Agreement:

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer to be effective as of the date first written above.

GUARANTOR:

FREIGHTCAR AMERICA LEASING, LLC, a Delaware limited liability company

By:
Name: Daniel Wallace
Title: Vice President and General Manager, Leasing

Address:

FreightCar America Leasing, LLC 2 N. Riverside Plaza, #1300
Chicago, IL 60606
Attention: Dan Wallace
Telephone: 312-928-1071
Facsimile: 312-928-0890
Email: dwallace@freightcar.net

With a copy to:

FreightCar America, Inc. 2 N. Riverside Plaza, #1300
Chicago, IL 60606
Attention: General Counsel
Telephone: 312-928-0045
Facsimile: 312-928-0890
Email: gvlamis@freightcar.net

Exhibit E to

Credit Agreement

Form of Note

Buffalo, New York	$
, 20

REVOLVING CREDIT NOTE

FOR VALUE RECEIVED, the undersigned FREIGHTCAR AMERICA LEASING 1, LLC, a Delaware limited liability company (the “Borrower), promises to pay to the order of M & T BANK, a New York banking corporation (the “Lender”), at One M&T Plaza, 8th Floor, Buffalo, New York 14203, or at such other places as the Lender may from time to time designate, the principal sum of                                     Dollars ($        ), or the unpaid portion thereof as has been advanced to the Borrower as proceeds of the “Loan” or “Loans” under the “Credit Facility,” as such terms are defined and described in the Credit Agreement dated to be effective as of even date herewith, as amended from time to time (as amended, the “Agreement”) between the Borrower and the Lender, together with interest on the unpaid principal balance from time to time outstanding at the rate or rates specified in the Agreement until paid in full and any and all other sums which may be owing to the Lender by the Borrower pursuant to this Revolving Credit Note, on or before the earliest of (a) the “Maturity Date” as such term is defined in the Agreement or (b) such earlier date as required by the Agreement. This Revolving Credit Note is the “Note,” as such term is defined in the Agreement. All terms used in this Revolving Credit Note without definition shall have the respective meanings given to such terms in the Agreement. The following terms shall apply to this Revolving Credit Note.

1.    Interest Rates, Calculation Of Interest, Obligations And Terms Of Repayment; And Rights Of Prepayment. The Borrower agrees to pay principal and all interest which accrues on the unpaid balance of this Revolving Credit Note from the date of this Revolving Credit Note until such time as the obligations evidenced hereunder have been paid in full, at the times and in accordance with the covenants, procedures and requirements set forth in the Agreement. Interest shall accrue, be payable, and shall be calculated as provided for in the Agreement. The Borrower further promises to pay all default interest, late payment charges, fees, Lender Expenses, and other Obligations as are required by the Agreement to be made by the Borrower to or for the account of the Lender. The principal balance of this Revolving Credit Note, together with all other unpaid interest and all other Obligations shall be payable in full on or before the Maturity Date. The Borrower’s right to prepay any or all sums due pursuant to this Revolving Credit Note shall be governed by the terms and conditions of the Agreement.

2.     Interest Rate After Judgment. If judgment is entered against the Borrower on this Revolving Credit Note, the amount of the judgment entered (which may include principal, interest, fees, and costs) shall bear interest at the higher of the maximum interest rate imposed upon judgments by applicable Law or the Default Rate, to be determined on the date of the entry of the judgment.

3.     Expenses Of Collection And Attorneys’ Fees. Should this Revolving Credit Note be referred to an attorney for collection, whether or not suit is filed, the Borrower shall pay all of the Lender’s reasonable out-of-pocket costs, fees and expenses resulting from such referral, including reasonable attorneys’ fees, as set forth in the Agreement.

4.    Waiver Of Protest. The Borrower, and all parties to this Revolving Credit Note, whether maker, indorser, or guarantor, waive presentment, notice of dishonor and protest.

5.    Extensions Of Maturity. All parties to this Revolving Credit Note, whether maker, indorser, or guarantor, agree that the maturity of this Revolving Credit Note, or any payment due hereunder, may be extended at any time or from time to time without releasing, discharging, or affecting the liability of such party.

6.    Manner And Method Of Payment. All payments called for in this Revolving Credit Note shall be made in U.S. Dollars and in immediately available funds at any banking office of the Lender. Payments shall be made on a Business Day and on the terms further set forth in the Agreement.

7.    Notices. Any notice or demand required or permitted by or in connection with this Revolving Credit Note shall be given in the manner specified in the Agreement for the giving of notices under the Agreement.

8.    Assignability. This Revolving Credit Note may be assigned by the Lender or by any subsequent holder of this Revolving Credit Note to the extent not expressly prohibited by the stated terms of Section 9.06 of the Agreement.

9.    Binding Nature. This Revolving Credit Note shall inure to the benefit of and be enforceable by the Lender and the Lender’s successors and permitted assigns, and shall be binding and enforceable against the Borrower and the Borrower’s successors and assigns.

10.    Invalidity Of Any Part. If any provision or part of any provision of this Revolving Credit Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Revolving Credit Note and this Revolving Credit Note shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

11.    Governing Law. This Revolving Credit Note shall be governed by, and construed in accordance with, the laws of the Governing State, without reference to its conflict of laws rules or any rules or principles that would require the application of any other jurisdiction.

12.    Consent To Jurisdiction; Agreement As To Venue. As set forth in Section 9.12 of the Agreement, the Borrower (by execution of this Revolving Credit Note) and the Lender (by acceptance of this Revolving Credit Note) each hereby irrevocably and unconditionally consents to the nonexclusive jurisdiction of any state or federal court located in the Governing State for any action or proceeding arising out of or relating to this Revolving Credit Note, and the Borrower and the Lender each hereby agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. As set forth in Section 9.13 of the Agreement, the Borrower (by execution of this Revolving Credit Note) and the Lender (by acceptance of this Revolving Credit Note) each hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Revolving Credit Note in any court of the Governing State referred to above, and each hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

13.    Unconditional Obligations. The Borrower’s obligations pursuant to this Revolving Credit Note shall be the absolute and unconditional duty and obligation of the Borrower and shall be independent of any rights of set-off, recoupment or counterclaim which the Borrower might otherwise have against the Lender, and the Borrower shall pay absolutely the payments of principal, interest, fees and expenses required hereunder, free of any deductions and without abatement, diminution or set-off.

14.    Effective Date. This Revolving Credit Note is to be considered effective and enforceable as of the date set forth on the first page hereof, independent of the date of actual execution and delivery.

15.    Tense; Gender; Section Headings. As used herein, the singular includes the plural and the plural includes the singular. A reference to any gender also applies to any other gender. The section headings are for convenience of reference only, are not part of this Revolving Credit Note and shall not affect the construction of, or be taken into consideration in interpreting, this Revolving Credit Note.

16.    WAIVER OF JURY TRIAL. THE BORROWER (BY EXECUTION OF THIS REVOLVING CREDIT NOTE) AND THE LENDER OR OTHER HOLDER OF THIS REVOLVING CREDIT NOTE (BY ACCEPTANCE OF THIS REVOLVING CREDIT NOTE) EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS REVOLVING CREDIT NOTE, THE AGREEMENT, ANY OTHER CREDIT DOCUMENTS, OR THE OBLIGATIONS. THE BORROWER

2

(BY EXECUTION OF THIS REVOLVING CREDIT NOTE) AND THE LENDER OR OTHER HOLDER OF THIS REVOLVING CREDIT NOTE (BY ACCEPTANCE OF THIS REVOLVING CREDIT NOTE) EACH HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, LENDER OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER THE CREDIT FACILITY AND THE LOANS EVIDENCED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

3

Signature Page to Revolving Credit Note:

IN WITNESS WHEREOF, the Borrower has duly executed this Revolving Credit Note as of the date first above written.

WITNESS/ATTEST:	BORROWER:

FREIGHTCAR AMERICA LEASING 1, LLC, a Delaware limited liability company

By:
Name:
Title

Exhibit F to

Credit Agreement

Form of Loan Request

FORM OF LOAN REQUEST

Date:                 , 20

To:	M & T Bank
One Light Street, 16th Floor
Baltimore, MD 21202
Attention: Erica S. Cariello, Vice President

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of April 16, 2019 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), between FreightCar America Leasing 1, LLC (“Borrower”), and M&T Bank (“Lender”).

Pursuant to Section 2.01.2 of the Agreement, the Borrower hereby requests a Loan advance as follows (“Proposed Borrowing”):

1.    The purpose of the Proposed Borrowings is as follows:                                                                                  .

2.     The aggregate amount of the Proposed Borrowings is $                                                                                 .

3.     The requested Borrowing Date is                                                                                                                     .

The Borrower hereby represents and warrants as follows at the time of this Loan Request and upon giving effect to the Proposed Borrowings: (a) the Proposed Borrowings requested in this Loan Request comply with all of the requirements set forth in Sections 2.01, 2.01.2, 2.01.3 and 2.01.5 of the Agreement; (b) the Borrowing Base Certificate attached hereto is hereby confirmed and demonstrates sufficient availability for the Proposed Borrowing; and (c) all of the conditions precedent to advances of proceeds of Revolving Credit Loans as set forth in Section 4.01 (as to any initial borrowing on the Closing Date) and in Section 4.02 of the Agreement (as to all borrowings) have been satisfied.

Attached hereto is a Borrowing Base Certificate and, to the extent not previously provided to the Lender, all of the required Borrowing Base Request Documentation and Requirements.

IN WITNESS WHEREOF, the Borrower has caused this Loan Request to be executed by its Authorized Person as of the date and year first written above.

BORROWER:

FREIGHTCAR AMERICA LEASING 1, LLC

By:
Name:
Title:

(Subject to review of applicable Leases and Subleases)

Exhibit G to

Credit Agreement

Form of Notice and Acknowledgment

NOTICE AND ACKNOWLEDGMENT OF ASSIGNMENT

[Insert – Date]

[Insert – Name of Lessee]

[Insert – Address of Lessee]

RE:

Notice and Acknowledgement of Assignment pursuant to a Credit Agreement (“Credit Agreement”), a Security Agreement (the “Security Agreement”), and other Credit Documents, as defined in the Credit Agreement (collectively, the “Credit Documents”), between M&T Bank (the “Lender”) and FreightCar America Leasing 1, LLC (the “Borrower”).

To Whom It May Concern:

Pursuant to the Credit Documents, the Lender has financed for Borrower certain railcars and related inventory and equipment described therein (collectively, the “Railcars”). Borrower has requested permission from the Lender to lease and or to continue to lease certain of the Railcars (the “Leased Equipment”) to [Insert – Name of Lessee] (“Lessee”), pursuant to the following (as amended, the “Lease”):

That certain                                                              dated                                          , 20    , to that certain [Master] Lease dated as of                                                                   , 20    , each by and between                                                                                                          , as lessee, and Borrower,                                                                                                             , as lessor.

The Lender is willing to consent to such leasing, subject to the terms of the Credit Documents including, among other things, the Lender’s receipt of this Notice And Acknowledgement of Assignment (this “Notice”).

Borrower hereby gives Lessee notice that Borrower has collaterally assigned to the Lender all of Borrower’s right, title and interest in and to (but none of its obligations under) the Lease, as security for the performance of Borrower’s obligations under the Credit Documents. In order to induce the Lender to consent to the Lease, by signing below, Lessee hereby consents to the assignment and acknowledges and agrees as follows:

1.

The Lender is entitled to enforce all rights so assigned but does not assume any of the obligations of Borrower under the Lease. LESSEE HEREBY WAIVES, AND AGREES NOT TO ASSERT AGAINST THE LENDER, ANY DEFENSE (OTHER THAN PAYMENT), COUNTERCLAIM OR OFFSET THAT LESSEE MAY HAVE AGAINST BORROWER. Lessee acknowledges that no such assignment will materially change Lessee’s duties under the Lease or materially increase its burdens or risks under the Lease.

2.

The Lease is valid, in full force and effect, enforceable against the Lessee in accordance with the terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and to the effect of general principals of equity whether applied by a court of law or equity). No defaults exist thereunder and Borrower has performed all obligations required to be performed under the Lease through the date hereof. There have been no amendments, modifications or waivers with respect to the Lease [except as set forth on Schedule 1 attached hereto].

3.

Lessee agrees that until it receives notice of Borrower’s default under the Credit Documents from the Lender, Lessee will continue to make to Borrower its regular rent payments due under the Lease. Upon receipt of notice of Borrower’s default under the Credit Documents, Lessee shall make all rent payments due, and to provide all notices and other information required to be provided, under the Lease directly to the Lender, free of any offsets, claims or defenses of any kind whatsoever. Lessee shall have no duty to investigate the accuracy of any such direction or inquire as to its validity.

4.

Lessee acknowledges that Borrower’s obligations under the Lease are the sole responsibility of Borrower, and the Lender shall have no obligations of Borrower thereunder. Lessee agrees to look solely to Borrower and not to the Lender for performance of Borrower’s obligations under the Lease, including, without limitation, the obligations of maintenance and indemnity, if any. The Lease shall continue in full force and effect, notwithstanding any failure by Borrower to perform any of its obligations therein.

5.

The Lease and all of Lessee’s obligations thereunder, including without limitation the obligation to make all rent payments thereunder, are absolute and irrevocable and shall continue in full force and effect without abatement and regardless of any cause or reason whatsoever, except as expressly set forth in the Lease.

6.	Lessee shall obtain or execute all such documents and instruments as the Lender may reasonably deem necessary in order to effectuate the collateral assignment by Borrower to Lender.

7.

The Lease has been duly authorized by Lessee’s governing body (if required by the terms of the Lessee’s governing documents). Each person executing the Lease on behalf of Lessee was duly authorized to take such action.

8.

Any rights Lessee may have in or to the Leased Equipment by virtue of the Lease, including Lessee’s right to possession of the Leased Equipment and any purchase or renewal options, are subordinate, junior and subject to the Lender’s rights and interests; [provided that the Lender will comply with the covenant of quiet enjoyment provided in Section          of the Lease.][5] To the extent requested by the Lender, Lessee shall take all action necessary to perfect and protect all rights, titles and interests of the Lender in the Lease and the Leased Equipment under the Uniform Commercial Code and other applicable law.

9.

Lessee acknowledges that Borrower’s collateral assignment of the Lease to the Lender shall not preclude further assignments of the Lease by the Lender and shall not relieve Lessee of any of its duties pursuant to the Lease should such further assignments be made.

10.	All notices to the Lender shall be given in the manner required by the Lease to the following address:

M&T Bank
One	Light Street, 16th Floor
Baltimore, Maryland	21202
Attention: Erica	S. Cariello, Vice President

11.

There has been no prepayment of rent or other sums payable under the Lease. As of the date hereof, (a) there are                  railcars leased under the Lease, and (b) there are                  scheduled monthly rental payments under the Lease remaining prior to the end of the Lease term (                                     , 20    ), each in the amount of $                 ($                /Railcar per month).

[5]	NTD: Not applicable to a Full Service Lease.

7

Signature Page to Notice of Acknowledgment of Assignment:

Very truly yours,

[Insert – Name of Borrower]

By:
Name:
Title:

Acknowledged and agreed this
day of , 20

[Insert – Name of Lessee]

By:
Name:
Title:

8

Exhibit H-1 to

Credit Agreement

Form of U.S. Tax Compliance Certificate

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 16, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), between FreightCar America Leasing 1, LLC, a Delaware limited liability company (“Borrower”) and M&T Bank (“Lender”).

Pursuant to the provisions of Section 2.05.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan (as well as the Note evidencing such Loan) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Lender and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

9

Exhibit H-2 to

Credit Agreement

Form of U.S. Tax Compliance Certificate

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 16, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), between FreightCar America Leasing 1, LLC, a Delaware limited liability company (“Borrower”) and M&T Bank (“Lender”).

Pursuant to the provisions of Section 2.05.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

10

Exhibit H-3 to

Credit Agreement

Form of U.S. Tax Compliance Certificate

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 16, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), between FreightCar America Leasing 1, LLC, a Delaware limited liability company (“Borrower”) and M&T Bank (“Lender”).

Pursuant to the provisions of Section 2.05.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

11

Exhibit H-4 to

Credit Agreement

Form of U.S. Tax Compliance Certificate

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 16, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), between FreightCar America Leasing 1, LLC, a Delaware limited liability company (“Borrower”) and M&T Bank (“Lender”).

Pursuant to the provisions of Section 2.05.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan (as well as the Note evidencing such Loan) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan (as well as the Note evidencing such Loan), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Lender and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]